                                                                  EXHIBIT 10.15

                                     ALBERTA

                                 LAND TITLES ACT

                                MORTGAGE OF LAND

                                       TO

                   GMAC COMMERCIAL MORTGAGE OF CANADA, LIMITED

                                NOVEMBER 24, 2004

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                                                                              2.

                                TABLE OF CONTENTS

RECITALS....................................................................................   3
  SECTION 1 - DEFINITIONS...................................................................   3
  SECTION 2 - CHARGING AND MORTGAGING PROVISIONS............................................   8
  SECTION 3 - REPAYMENT.....................................................................   8
  SECTION 4 - NO PREPAYMENT.................................................................   9
  SECTION 5 - NO OBLIGATION TO ADVANCE NO MERGER ON REGISTRATION-DISCHARGE-PAYMENT..........  14
  SECTION 6 - PAYMENT UNDER THE CHARGE......................................................  14
  SECTION 7 - INTEREST AFTER DEFAULT........................................................  14
  SECTION 8 - CRIMINAL RATE OF INTEREST.....................................................  15
  SECTION 9 - INTEREST ACT (CANADA).........................................................  15
  SECTION 10 - REPRESENTATIONS AND WARRANTIES...............................................  16
  SECTION 11 - COVENANTS....................................................................  18
  SECTION 12 - TAXES, LIENS, ENCUMBRANCES, ETC..............................................  22
  SECTION 13 - INSURANCE....................................................................  25
  SECTION 14 - IMPROVEMENTS, FIXTURES.......................................................  36
  SECTION 15 - ASSIGNMENT OF RENTS AND LEASES...............................................  36
  SECTION 16 - NOTICE OF ALLEGED DEFAULTS BY LESSOR UNDER LEASES............................  37
  SECTION 17 - MANAGEMENT, REPAIR AND INSPECTIONS...........................................  37
  SECTION 18 - EXPENSES OF OBTAINING AND MAINTAINING SECURITY...............................  38
  SECTION 19 - MAINTENANCE OF CHARGE........................................................  38
  SECTION 20 - ACCELERATION.................................................................  39
  SECTION 21 - REMEDIES ON DEFAULT..........................................................  41
  SECTION 22 - LEASES AND RENTS.............................................................  46
  SECTION 23 - RIGHTS OF CHARGEE SHALL BE SEPARATE - EXTENSIONS.............................  48
  SECTION 24 - NON-TRANSFERABILITY, PARTIAL DISCHARGE AND NO SUBSEQUENT ENCUMBRANCING.......  48
  SECTION 25 - DISCHARGE AND RENEWAL........................................................  52
  SECTION 26 - FINANCIAL DATA...............................................................  52
  SECTION 27 - NO MERGER OR WAIVER OF CHARGEE'S RIGHTS......................................  54
  SECTION 28 - LIMITATIONS ON PERSONAL LIABILITY............................................  54
  SECTION 29 - DISTRESS - ATTORNMENT........................................................  56
  SECTION 30 - CONTINUING SECURITY..........................................................  56
  SECTION 31 - ASSIGNMENT, PLEDGE OR TRANSFER BY CHARGEE...................................   57
  SECTION 32 - NOTICE.......................................................................  58
  SECTION 33 - MISCELLANEOUS................................................................  59

                                    MORTGAGE

RECITALS

A. GMAC COMMERCIAL MORTGAGE OF CANADA, LIMITED of 70 York Street, Suite 710, Toronto, Ontario M5J 1S9 has agreed to make a loan in favour of PG-NOM (ALBERTA), INC. in the principal amount of Four Million Two Hundred and Fifty Thousand Canadian Dollars ($4,250,000) upon the terms and conditions more particularly contained in this Charge;

B. PG-NOM (ALBERTA), INC. is the registered owner of a fee simple interest in the lands and premises described in Schedule "A" in this Charge;

C. this Charge is given by PG-NOM (ALBERTA), INC. as continuing security for the repayment to GMAC COMMERCIAL MORTGAGE OF CANADA, LIMITED of the indebtedness and the performance of certain obligations more particularly contained in this Charge.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - DEFINITIONS

1.1 DEFINITIONS. In this Agreement: For the purposes of this Charge the following definitions will apply:

(1) ACCEPTABLE REPLACEMENT LEASE means a replacement lease for the entire Charged Premises with an Acceptable Replacement Tenant acceptable to Chargee in its sole-discretion;

(2) ACCEPTABLE REPLACEMENT TENANT shall mean a single-user tenant acceptable to Chargor in its sole discretion;

(3) AFFILIATE has the meaning given to it in Section 24.4 of this Charge;

(4) BILLS has the meaning given to it in Section 12.1(1) of this Charge;

(5) BUSINESS DAY means a day on which the Chargee is open for business but specifically excluding in all cases Saturday, Sunday or a statutory holiday pursuant to the laws of Canada or Alberta;

(6) CASUALTY CONSULTANT has the meaning given to it in Section 13.4(1) of this Charge;

(7) CASUALTY RETAINAGE has the meaning given to it in Section 13.4(4)(c);

(8) CHARGE means this Mortgage of Land and all instruments supplemental to this Mortgage of Land or in amendment or confirmation of this Mortgage of Land;

(9) CHARGED PREMISES means the Lands and the Improvements, Leases, Rents, Equipment, Expropriation awards, insurance proceeds and proceeds of tax appeals;

(10) CHARGEE means GMAC Commercial Mortgage of Canada, Limited of 70 York Street, Suite 710, Toronto, Ontario M5J 1S9 and its successors and assigns;

                                                                              4.

(11) CHARGOR means PG-NOM (ALBERTA), INC. and its successors and assigns;

(12) CLOSED PERIOD EXPIRATION DATE has the meaning given to it in Section 4.2(2)(a) of this Charge;

(13) COMMITMENT LETTER has the meaning given to it in Section 5.1 of this Charge;

(14) DEFEASANCE has the meaning given to it in Section 4.2(2)(a) of this Charge;

(15) DEFEASANCE COLLATERAL has the meaning given to it in Section 4.2(2)(c)(i) of this Charge;

(16) DEFEASANCE SECURITY AGREEMENT has the meaning given to it in Section 4.2(2)(b)(vi) of this Charge;

(17) DISBURSEMENT DATE has the meaning given to it in Section 3.1 of this Charge;

(18) DISCHARGE has the meaning given to it in Section 4.2(2) of this Charge;

(19) DISCHARGE DATE has the meaning given to it in Section 4.2(2)(b)(i) of this Charge;

(20) DISCHARGE INSTRUMENTS has the meaning given to it in Section 4.2(2)(b)(xi);

(21) ENVIRONMENTAL INDEMNITY AGREEMENT means that certain environmental indemnity agreement from the Chargor in favour of the Chargee dated as of the date of this Charge;

(22) ENVIRONMENTAL REPORT has the meaning ascribed to it in the Environmental Indemnity Agreement;

(23) EQUIPMENT means all machinery, equipment, fittings, apparatus, appliances, furniture, furnishings, tools, chattels, fixtures (including all heating, air conditioning, ventilating, waste disposal, sprinklers and fire and theft protection equipment, plumbing, lighting, communications and elevator fixtures) and other similar property of every kind and nature whatsoever which are (i) now or hereafter located upon or used in connection with Lands or the Improvements or appurtenant thereto, and (ii) in which the Chargor has or shall have an ownership interest;

(24) EQUITY INTEREST means (a) a partnership interest in an entity which is a partnership or (b) a shareholder interest in an entity which is a corporation;

(25) EVENT OF DEFAULT has the meaning given to it in Section 20.1 of this Charge;

(26) EVENT OF INSOLVENCY means, with respect to the Chargor, the occurrence of any one of the following events:

      (a)   If the Chargor shall, other than as expressly permitted hereby:

            (i) be wound up, dissolved or liquidated, whether pursuant to the provisions of the laws of the Province of Alberta or the laws of Canada applicable thereto, or any other law or otherwise, or becomes subject to the provisions of the

                                                                              5.

                  Winding-Up and Restructuring Act (Canada), or has its existence terminated or has any resolution passed therefor; or

            (ii) makes a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada), shall otherwise acknowledge its insolvency or shall be declared or become bankrupt or insolvent; or

            (iii) proposes a compromise or arrangement under the Companies'
                  Creditors Arrangement Act (Canada) or shall file any petition or answer seeking any re-organization, arrangement, composition, re-adjustment, liquidation, dissolution or any other relief for itself under any future Bankruptcy and Insolvency Act (Canada) or any other present or future law relative to bankruptcy, insolvency or other relief for debtors or for the benefit of creditors; or

            (iv) be unable, for any reason, to pay its trade creditors within one hundred and twenty (120) days of the rendering of trade accounts; or

      (b) If a court of competent jurisdiction shall enter an order, judgment or decree against the Chargor in respect of any re-organization, arrangement, composition, re-adjustment, liquidation, dissolution, winding-up, termination of existence, declaration of bankruptcy or insolvency, or similar relief under any present or future law relating to companies' bankruptcy, insolvency or other relief for or against debtors, and the Chargor shall acquiesce in the entry of such order, judgement or decree or such order, judgement or decree shall remain unvacated and unstayed; or if any trustee in bankruptcy, receiver, receiver and manager, monitor or liquidator or any other officer with similar powers shall be appointed for the Charged Premises or any portion thereof, or for the Chargor or for all or any substantial part of its property or its respective interest in the Charged Premises with the consent or acquiescence of the Chargor or such appointment shall remain unvacated and unstayed; or

      (c) If, other than as expressly permitted hereby, an encumbrancer or the holder of any lien or charge or any other creditor takes possession of the Charged Premises or the interest of the Chargor in the Charged Premises, or any part thereof, or if a distress or execution or any similar process be levied or enforced upon or against the same;

(27) GOVERNMENT OF CANADA BOND YIELD has the meaning given to it in Section 21.1(3) of this Charge;

(28) GAAP means generally accepted accounting principles which are in effect in Canada at the time the expression is applied;

(29) GUARANTOR means Corporate Property Associates 16 - Global Incorporated, who is executing a guarantee in favour of the Chargee as guarantor and an environmental indemnity as indemnitor;

(30) IMPROVEMENTS means the buildings, structures and improvements now located on the Lands and all appurtenances pertaining thereto, together with all other buildings, structures and improvements hereinafter located from time to time in, on or under the Lands together with all personal property, Equipment and chattels now or hereafter affixed to the Lands and buildings

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                                                                              6.

thereon (excluding rental equipment and all personal property, equipment and chattels owned by lessees of the Lands);

(31) INSURANCE ESCROW FUND has the meaning given to it in Section 13.1(1) of this Charge;

(32) INSURANCE ESCROW PAYMENTS has the meaning given to it in Section 13.1(1) of this Charge;

(33) INTEREST ADJUSTMENT DATE means December 1, 2004;

(34) INTEREST RATE means the rate of <>% per annum, which interest shall be calculated at such rate semi-annually, not in advance, both before and after maturity, demand, default and judgment;

(35) INVESTOR has the meaning given to it in Section 31.1 of this Charge;

(36) LANDS means the Chargor's fee simple interest in the lands and premises described in Schedule "A" of this Charge, including all tenements, hereditaments and appurtenances thereto belonging or in any way appertaining, and the reversion or reversions, remainder and remainders, rents, issues and profits therefrom, and all the estate, right, title, interest, property claim and demand whatsoever of the Chargor, of, in and to the same and of, in and to every part thereof;

(37) LEASES means all leases, offers to lease, subleases, licenses and other contracts and agreements which now or hereafter affect the use, enjoyment or occupancy of the Charged Premises or any portion thereof, now or hereafter entered into together with all credits, rights, options, claims, causes of action, guarantees, indemnities, security deposits and other security held by or on behalf of the Chargor in connection therewith;

(38) LOAN means the loan in the aggregate principal amount of Four Million Two Hundred and Fifty Thousand ($4,250,000) of lawful money of Canada extended or to be extended by the Chargee to the Chargor to be secured by this Charge and other security given by the Chargor to the Chargee;

(39) MAJOR LEASE has the meaning given to it in Section 22(4) of this Charge;

(40) MATURITY DATE means, subject to early maturity by reason of the occurrence of an Event of Default and the acceleration of the repayment date of the Loan at the option of the Chargee, December 1, 2014;

(41) NET PROCEEDS has the meaning given to it in Section 13.4(2);

(42) NET PROCEEDS DEFICIENCY has the meaning given to it in Section 13.4(2) of this Charge;

(43) NET WORTH means, as of a given date, a Person's equity calculated in conformance with GAAP by subtracting total liabilities from total tangible assets;

(44) NET WORTH REQUIREMENT means collectively (x) an aggregate minimum Net Worth of not less than Twenty-Five Million USD ($25,000,000 USD) and (y) aggregate cash and/or marketable securities (which for purposes hereof shall include, without limitation, short term investments of less than one year) equal to or greater than Five Hundred Thousand USD ($500,000 USD);

(45) PARTICIPATIONS has the meaning given to it in Section 31.1 of this Charge;

                                                                              7.

(46) PAYMENT DATE has the meaning given to it in Section 3.1 of this Charge;

(47) PERMITTED ENCUMBRANCES means those encumbrances, liens and interests affecting the Charged Premises if any which are set forth in Schedule "B" attached hereto;

(48) PERSON means an individual, partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature;

(49) PLY GEM LEASE means the lease of the Lands between PG-NOM (ALBERTA), INC., as landlord, and CWD WINDOWS AND DOORS, INC., as tenant, dated August 27, 2004;

(50) PRINCIPAL OR PRINCIPAL SUM has the meaning given to it in Section 3.1 of this Charge;

(51) RATING AGENCY has the meaning given to it in Section 4.2(2)(b)(ix) of this Charge;

(52) RECEIVER has the meaning given to it in Section 21.1(9) in this Charge;

(53) RENTS means all revenues, receipts, income, credits, deposits, profits, royalties, rents, additional rents, recoveries, accounts receivable and other receivables of any kind and nature whatsoever arising from or relating to the Charges Premises;

(54) RESTORATION has the meaning given to it in Section 13.4(1) of this Charge;

(55) RESTORATION THRESHOLD has the meaning given to it in Section 13.4(2) of this Charge;

(56) SCHEDULED DEBT PAYMENT has the meaning given to it in Section 4.2(2)(c)(i) of this Charge;

(57) SECURITIES has the meaning given to it in Section 31.1 in this Charge;

(58) SECURITIZATION has the meaning given to it in Section 31.1 of this Charge;

(59) SECURITY means collectively, all further or collateral security, other than this Charge, given by the Chargor or others to the Chargee as security for the Loan and includes the Commitment Letter;

(60) SUCCESSOR CHARGOR has the meaning given to it in Section 4.2(3) of this Charge;

(61) TAX ESCROW FUND has the meaning given to it in Section 12.1(1) of this Charge;

(62) TAXES means for each year during the term of this Charge all real property taxes, business taxes, rates, duties, charges, assessments, impositions, taxes, levies and charges for local improvements or otherwise, imposed upon or assessed against the Charged Premises or any part or parts thereof by any federal, provincial, metropolitan or municipal government, agency or commission including, without limitation, school boards, and paid or payable by the Chargor, but shall not include franchise, capital levy or transfer tax or any income, excess profits or revenue tax or any other tax or impost of a personal nature charged or levied upon the Chargor. If the system of real property taxation or business taxation shall be altered or varied and any new tax shall be levied or imposed on all or any portion of the Charged Premises or the revenues therefrom in substitution for,

                                                                              8.

or in addition to, taxes presently levied or imposed, then any such new tax or levy shall be deemed to be and shall be included herein;

(63) TERM means the term of this Charge and being a period which expires on the Maturity Date;

(64) UNDERTAKING means any undertaking of even date given by the Chargor and any beneficial owner to the Chargee in connection with certain outstanding matters in respect of the Loan as set out in the Undertaking;

(65) USD means United States of America Dollars;

(66) W.P. CAREY PARENT has the meaning given to it in Section 24.3 of this Charge.

SECTION 2 - CHARGING AND MORTGAGING PROVISIONS

2.1 Now therefore witnesseth that the Chargor, being the registered owner of a fee simple interest in the Lands, in consideration of the principal sum of Four Million Two Hundred and Fifty Thousand Dollars ($4,250,000) of lawful money of Canada to be loaned by the Chargee to the Chargor or for its benefit, and as security for the repayment of all monies owing by and the performance of the obligations of the Chargor hereunder does hereby grant, mortgage, charge and create a security interest in, to and in favour of the Chargee all of its estate, right, title and interest in and to the Charged Premises and covenants and agrees to and with the Chargee as hereinafter provided.

2.2 The last day of any term reserved by any Leases, verbal or written, or any agreement therefor, now held or hereafter acquired by the Chargor is hereby excepted out of the Charge granted hereby and the same shall be deemed to be a charge by way of sublease provided that the Chargor shall stand possessed of such last day in trust for the benefit of the Chargee. The Chargor shall assign and dispose of the same in such manner as the Chargee may from time to time direct in writing without cost or expense to the Chargee. Upon any sale, assignment, sublease or other disposition of such Leases, the Chargee shall, for the purpose of vesting the aforesaid residue of any such term in any purchaser, assignee, sublessee or such other acquirer of the Leases or any interest therein, be entitled by deed or other written instrument to assign to such other person, the aforesaid residue of any such term in place of the Chargor and to vest the same freed and discharged from any obligation whatsoever respecting the same.

2.3 Chargor hereby pledges to the Chargee and grants to the Chargee, a security interest in any and all monies now or hereafter held by the Chargee including, without limitation, any sums deposited in the Tax Escrow Fund and the Insurance Escrow Fund.

SECTION 3 - REPAYMENT

3.1 The Chargor will pay to or to the order of the Chargee at its offices as set out in Section 32 hereof or at such other address in Canada as the Chargee may from time to time designate in writing, without set-off, compensation or deduction, and without deduction for bank service or any other charges, the principal sum of Four Million Two Hundred and Fifty Thousand Dollars ($4,250,000), in lawful money of Canada (which amount or that portion thereof which from time to time remains outstanding is sometimes hereafter referred to as the "Principal" or "Principal Sum"), together with interest thereon calculated at the Interest Rate, as well after as before maturity and both before and after default and judgment, such interest at the

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                                                                              9.

Interest Rate computed from the date of advance (the "Disbursement Date") to the last day of the month in which the Disbursement Date occurs, to be due and be paid on the Disbursement Date and thereafter to be paid in equal consecutive monthly instalments of blended principal and interest, commencing on the first
(1st) day of the first month following the Interest Adjustment Date and continuing on the first (1st) day of each successive calendar month in each and every year thereafter (each successive date for payment being hereafter referred to as the "Payment Date"), to and including the first day of December, 2014 each such instalment to be in the amount set out below and the last instalment to be in the amount of the then remaining balance of the Principal Sum and accrued interest thereon and any other amounts then unpaid and hereby secured to be paid on the Maturity Date. Blended monthly payments of principal and interest in respect of the Loan shall be made in an amount of $<>.

3.2 The Chargor acknowledges and agrees that monthly payments for Principal and interest together with all payments for Taxes and Insurance Escrow Payments must pass through a single bank account (in an institution whose accounts are insured by the Canadian Deposit Insurance Corporation) on which the Chargor will have pre-authorized the Chargee to withdraw the monthly payments under this Charge plus any Taxes and Insurance Escrow Payments payable in respect of the Charged Premises if not otherwise paid by the Chargor.

3.3 It is hereby agreed that in case default should be made in payment of any sum to become due at any time appointed for payment thereof as herein provided, compound interest at the Interest Rate shall be payable and the sum in arrears from time to time, as well after as before maturity, shall bear interest applicable for such sum, and in case interest as compounded is not paid within one (1) month from the time of default a rest shall be made, and compound interest at the Interest Rate for such sum shall be payable on the aggregate then due, as well after as before maturity, both before and after default and judgement and so on from time to time and all such interest and compound interest shall be a charge on the Charged Premises.

3.4 The Chargor acknowledges and agrees that all monthly payments of principal and interest pursuant to Section 3 shall be made to and received by the Chargee prior to 3:00 p.m. Calgary, Alberta time on the date due, failing which such payment shall be deemed received on the next succeeding Business Day provided that in such case, such extension of time shall be included for the purposes of computation of interest; provided further that in the event any payment is due on a day which is not a Business Day, it shall be payable prior to 3:00 p.m. Calgary, Alberta time on the next succeeding Business Day and provided such payment is received by such date and such time, then interest shall not be charged for such extension.

3.5 The Chargor acknowledges and agrees that all payments of principal on the Maturity Date made pursuant to Section 3 or otherwise required under this Charge shall be made to and received by the Chargee prior to 3:00 p.m. Calgary, Alberta time on the date due or the next succeeding Business Day in the event the date due is not a Business Day; provided such extension of time shall be included for the purposes of computation of interest.

SECTION 4 - NO PREPAYMENT

4.1 Subject only to early maturity by reason of the occurrence of an Event of Default and the acceleration of the repayment of the Loan at the option of the Chargee, the Chargor shall not be

                                                                             10.

entitled to prepay all or any portion of the indebtedness evidenced by the Loan or this Charge prior to the Maturity Date. Notwithstanding any contrary provision of this Charge, Chargee may at any time apply proceeds from a Termination Amount (as defined in the Ply Gem Lease or an Acceptable Replacement Lease), a casualty or expropriation to Principal, provided that any such application shall not be subject to any prepayment penalty.

4.2 Loan Repayment and Defeasance.

(1) REPAYMENT. Chargor shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date, together with all accrued and unpaid interest to (but excluding) the date of repayment. Other than as set forth in Section 4.1 or this Section 4.2, or as required or permitted pursuant hereto in connection with a casualty or expropriation, Chargor shall have no right to prepay all or any portion of the indebtedness evidenced by the Loan.

(2)   Voluntary Defeasance of the Loan.

      (a) Defeasance to Discharge Charged Premises from Charge. Subject to Chargor's compliance with all terms and conditions of this Section 4.2(2) to Chargee's reasonable satisfaction, and provided that no Event of Default exists under this Charge, Chargor may defease the Loan in the manner hereafter set forth ("Defeasance") on any Business Day after the Closed Period Expiration Date and obtain a discharge ("Discharge") of the Charged Premises from this Charge. Once Defeasance has been completed, the Loan will be secured by the Defeasance Collateral (defined below), and thereafter the Loan cannot be the subject of any further Defeasance, nor prepaid in whole or in part notwithstanding any provision of Section 4.2 to the contrary. "Closed Period Expiration Date" means the date that is one year after the first Payment Date of the Charge.

      (b) Conditions to Defeasance. Prior to Chargee's delivery of a Discharge, each of the following conditions must be fulfilled to the satisfaction of Chargee:

            (i) Chargor shall have provided not more than ninety (90) days notice nor less than forty-five (45) days prior written notice to Chargee requesting Defeasance and identifying the date upon which it desires to obtain a Discharge ("Discharge Date").

            (ii) Chargor shall have paid on or prior to the Discharge Date all accrued and unpaid interest, and all other sums due under this Charge, up to and including amounts due with respect to the Discharge Date.

            (iii) The proposed Defeasance Collateral is owned by Chargor free and clear of all liens and claims of third parties, and meets the requirements of Subsection 4.2(2)(c) below.

            (iv) The Chargor is, and after Defeasance shall remain, a single-purpose, bankruptcy-remote entity which owns no real or personal property other than the Defeasance Collateral and owes no indebtedness other than the Loan.

                                                                             11.

            (v) Chargor shall have delivered to Chargee a written certification satisfactory to Chargee in form and substance, given by an independent certified public accountant hired by Chargor (which accountant shall be reasonably satisfactory to Chargee and any applicable Rating Agency (hereinafter defined)) certifying that the Defeasance Collateral (hereinafter defined) is sufficient to pay in full each of the Scheduled Debt Payments (hereinafter defined) required to be paid under this Charge, including full payment of the unpaid Principal due on the Maturity Date.

            (vi) Chargor shall have executed and delivered to Chargee a pledge and security agreement satisfactory to Chargee pledging the Defeasance Collateral and creating a first priority lien on the Defeasance Collateral ("Defeasance Security Agreement"). Unless otherwise agreed in writing by Chargee, the pledge of the Defeasance Collateral shall be effectuated through the book-entry facilities of a qualified securities intermediary or designated by Chargee (which may be Chargee itself or an affiliate of Chargee if such party qualifies as a securities intermediary or has an account with such a qualified securities intermediary) in conformity with all applicable provincial and federal laws governing book-entry facilities and security interests in book-entry securities.

            (vii) Chargee's custodian designated to hold the Defeasance
                  Collateral shall have confirmed in writing, by issuing its customary confirmation to Chargee, that it has received all of the Defeasance Collateral by book entry and holds such Defeasance Collateral for the account and benefit of Chargee.

            (viii) Chargor shall have delivered to Chargee a legal opinion in form and substance satisfactory to Chargee given by Chargor's counsel (which counsel shall be reasonably acceptable to Chargee) stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to Chargee and that Chargee has a valid, perfected, first priority lien and security interest in the Defeasance Collateral and the proceeds thereof; (B) that the Defeasance Security Agreement has been duly authorized and executed and is enforceable against Chargor in accordance with its terms; and (C) if the Chargor has exercised its rights under Section
                  4.2 to create a Successor Chargor, (1) the Successor Chargor is duly formed, validly existing and in good standing, (2) the assignment and assumption agreement between Chargor and Successor Chargor has been duly authorized and is enforceable against each party in accordance with its terms, and (3) such other matters as Chargee shall reasonably require.

            (ix) Chargee shall have obtained written confirmation from each rating agency identified by Chargee ("Rating Agency") that has rated the securities issued with respect to the Loan that the Defeasance will not result in a

                                                                             12.

                  withdrawal, downgrade or qualification of the then current ratings issued by such Rating Agency with respect to the securities.

            (x) Chargor shall have delivered to Chargee a written certification from a duly authorized officer or principal of Chargor which confirms to Chargee (A) the unpaid principal balance of the Loan as of the Discharge Date; (B) that no Event of Default then exists and no condition currently exists which would constitute an Event of Default with the giving of notice or expiration of any applicable grace or cure period or both; (C) that Chargor claims no offsets or defenses to payment of the Loan; (D) that Chargor or Successor Chargor (defined below), as the case may be, satisfies the "single purpose entity" requirements of this Charge; and (E) that the Discharge Instruments (hereinafter defined) are in compliance with the requirements of this Charge and will effect such releases in accordance with the terms of this Charge.

            (xi)  Chargor shall have delivered to Chargee, not less than fifteen
                  (15) days prior to the Discharge Date, forms of all documents necessary to release the Property from the liens created by this Charge and related Personal Property Security Act (Alberta) change or discharge statements (collectively, "Discharge Instruments"), each in appropriate form required by the province in which the Charged Premises are located, and otherwise reasonably acceptable to Chargee.

            (xii) Chargor shall have delivered such other certificates, documents or instruments as Chargee deems reasonably necessary or desirable in connection with the pledge and delivery of Defeasance Collateral or otherwise in connection with the Defeasance or the Discharge, each of which shall be in form and substance satisfactory to Chargee.

      (c)   Purchase and Ownership of the Defeasance Collateral.

            (i) The "Defeasance Collateral" shall consist of direct, non-callable and non-redeemable obligations of the Government of Canada that provide for payments prior, but as close as possible, to all successive Payment Dates occurring after the Discharge Date, with each such payment being equal to or greater than (but as close as possible to) the amount of the corresponding scheduled payments due under this Charge for the balance of the term of this Charge including, without limitation, scheduled payments of interest, principal, and servicing fees, if any, and full payment due on the Maturity Date (each, a "Scheduled Debt Payment" and collectively, "Scheduled Debt Payments"). Furthermore, the Defeasance Collateral shall be arranged such that redemption payments received from the Defeasance Collateral are paid directly to Chargee to be applied on account of Scheduled Debt Payments.

                                                                             13.

            (ii) Chargee agrees that all payments received upon maturity of the Defeasance Collateral shall be applied by Chargee on account of the Scheduled Debt Payments and that any excess received by Chargee from the maturity proceeds of the Defeasance Collateral over the corresponding Scheduled Debt Payment shall be refunded to Chargor promptly after each Payment Date. If, however, the Defeasance Collateral has been purchased with maturities other than on a monthly basis, Chargee shall have the right to hold the maturity proceeds in an escrow account and apply amounts therefrom to make the corresponding Scheduled Debt Payments as they fall due, with any excess refunded to Chargor promptly after the Payment Date last covered by such maturity proceeds.

(3) Successor Chargor Option. To meet the single-purpose, bankruptcy remote entity condition to Defeasance, Chargor, at Chargor's expense, shall have the right to designate a successor entity ("Successor Chargor") that satisfies Chargee's then- current requirements for a single-purpose, bankruptcy-remote entity to assume all of Chargor's obligations with respect to the Loan and the Defeasance Security Agreement in connection with the Defeasance. If a Successor Chargor shall be created, (i) Chargor shall transfer and assign to Successor Chargor all obligations, rights and liabilities under the Loan, the Defeasance Security Agreement and any other Security which survive discharge of the Charge, together with all of Chargor's right, title and interest in the Defeasance Collateral, and (ii) Successor Chargor shall accept same and assume all of such obligations; provided, however, that Chargor and Successor Chargor jointly and severally shall be liable for all obligations under the Charge or Other Loan Documents which survive the discharge of the Charge. Such assumption and transfer shall be evidenced by a duly executed written agreement in form and substance satisfactory to Chargee, whereupon Chargor, except as provided in the preceding sentence and subject to satisfaction of all other requirements of this
Section 4.2, shall be relieved from its obligations under this Charge. Notwithstanding anything in this Charge to the contrary, no assumption or transfer fee shall be payable upon a transfer of this Charge in accordance with this Section 4.2.

(4) Defeasance Costs and Expenses. Chargor shall pay all reasonable costs or expenses incurred by Chargee in connection with the Defeasance of the Loan prior to Chargee's issuance of the Discharge and whether or not Defeasance is consummated. Such expenses include, without limitation, the reasonable fees and disbursements of Chargee's legal counsel and loan servicer for review of Chargor's compliance with the requirements for Defeasance and in connection with any Successor Chargor; preparation of the Defeasance and Discharge documentation; all fees charged by Rating Agencies to issue a "no downgrade" letter; all reasonable broker fees and other reasonable transaction costs in connection with the purchase of the Defeasance Collateral; all fees charged by the securities intermediary in connection with the book-entry recordation of ownership and Chargee's security interest; cost of the accounting certification; recording of the Discharge and Personal Property Security Act (Alberta) change or discharge statements; any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the Defeasance. In addition to the foregoing fee, Chargee reserves a right to charge a review and processing fee for the internal costs which Chargee will incur to process Chargor's request for Defeasance and review Chargor's compliance with the requirements hereof. Chargee also reserves the right to require that Chargor post a deposit to cover such Defeasance costs which Chargee reasonably anticipates will be incurred as a

                                                                             14.

condition to processing Chargor's request for Defeasance; but the posting of any deposit shall not excuse Chargor's liability for all expenses as contemplated by this paragraph.

(5) Discharge of the Property. Upon Chargor's compliance with all of the conditions to Defeasance set forth in this Section 4.2, Chargee shall execute the Discharge.

SECTION 5 - NO OBLIGATION TO ADVANCE NO MERGER ON REGISTRATION-DISCHARGE-PAYMENT

5.1 The Chargor acknowledges and agrees that the Chargee is not bound to make any advance of any of the Principal Sum or any unadvanced part thereof by reason of the registration of this Charge in any place or registry office or the advance of any part of the said Principal Sum it being acknowledged by the Chargor that any advance hereunder is subject, inter alia, to: (i) the representations and warranties contained herein being true and correct as of the date of any advance; (ii) no default having occurred hereunder, under any of the Security or under the letter agreement between the Chargee and the Chargor dated October 8, 2004 (the "Commitment Letter"); and (iii) the conditions precedent contained in the Commitment Letter having been satisfied.

5.2 In the event this Charge is registered and either no advance whatsoever is made hereunder by the Chargee or the Chargor's ability to draw down funds is terminated by the Chargee before any funds are advanced, the Chargee will at the expense of the Chargor and upon payment of all monies, costs, fees and disbursements then due to the Chargee promptly upon request by the Chargor execute and deliver to the Chargor, or any agent thereof, registerable discharges of this Charge and of the Security, for use in every registry office where they or notices thereof will have been registered or filed; provided that the Chargor acknowledges that this Section 5.2 shall be of no effect once any advance of the funds is made hereunder by the Chargee.

SECTION 6 - PAYMENT UNDER THE CHARGE

6.1 Payments of principal and interest made under and pursuant to the terms of the Security shall constitute payment hereunder and vice versa and default in the payment of principal and interest under the Security shall constitute default hereunder and vice versa. Default in compliance with any of the conditions, covenants, undertakings, provisions and stipulations contained in the Security shall constitute default hereunder and shall, subject to the provisions hereof, entitle the Chargee to exercise whatever rights or remedies are provided for herein and conversely default in payment hereunder or in compliance with any of the conditions, covenants, undertakings, provisions and stipulations contained herein shall constitute default under the Security and entitle the Chargee to exercise whatever rights or remedies as may be provided for in the Security. In the event of a conflict between the terms of a document forming part of the Security and this Charge, then the terms of this Charge shall govern.

SECTION 7 - INTEREST AFTER DEFAULT

7.1 All interest in arrears shall be treated forthwith (as to payment of interest thereon) as Principal and shall bear compound interest, as well after as before maturity, default and judgement as provided in Section 3.3 hereof.

                                                                             15.

7.2 After default in payment of any instalment of Principal or interest, the Chargor will pay interest, including interest on overdue interest, at the Interest Rate on the same, and any payment by the Chargor shall be applied by the Chargee first on account of interest and then on account of Principal.

SECTION 8 - CRIMINAL RATE OF INTEREST

8.1 The Chargor acknowledges and agrees that the payment of interest and further consideration to the Chargee is a fair payment based on the business terms of the Loan. The Chargor and the Chargee acknowledge and agree that it is their express intention and desire that in no event shall the total payment to the Chargee whether for interest, fees, bonus, additional consideration or otherwise exceed the maximum payment permitted under Section 347 of the Criminal Code (Canada), as amended, or any provision enacted in replacement therefor, and the parties further acknowledge and agree that notwithstanding any other terms or conditions of this Charge or any additional security documents or agreements, the interest payable on the credit advanced under this Charge (as "interest" and "credit advanced" are defined in Section 347 of the Criminal Code (Canada), as amended, or any provision enacted in replacement therefor), shall not exceed an effective annual rate of interest of sixty (60%) percent calculated in accordance with generally accepted actuarial practices and principles. In the event that the Chargor would, but for this clause, be obligated to pay interest on the credit advanced under this Charge at a criminal rate (as "interest", "credit advanced" and "criminal rate" are defined in Section 347 of the Criminal Code (Canada), as amended, or any provision enacted in replacement therefor), the interest rate on the credit advanced hereunder shall be reduced to an effective annual rate of sixty (60%) percent, calculated in accordance with generally accepted actuarial practices and principles, firstly by reducing to the extent necessary the amount of any bonus payable hereunder, secondly (if required) by reducing to the extent necessary the amount of any fees or other consideration other than interest payable hereunder, and thirdly (if required) by reducing to the extent necessary the Interest Rate. In the event that the Chargor has paid to the Chargee interest at a criminal rate on the credit advanced under this Charge (as "interest", "credit advanced" and "criminal rate" are defined in Section 347 of the Criminal Code (Canada), as amended, or any provision enacted in replacement therefor), the Chargee shall at the request of the Chargor refund to the Chargor an amount equal to the amount by which such interest exceeds the criminal rate. The provisions of this Charge shall be modified and are deemed to be modified to the extent necessary to effect the foregoing.

SECTION 9 - INTEREST ACT (CANADA)

9.1 For the purposes of this Charge, whenever interest is calculated on the basis of a year less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purpose of the Interest Act (Canada) is equivalent to such rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used as the basis of such calculation.

                                                                             16.

SECTION 10 - REPRESENTATIONS AND WARRANTIES

10.1 The Chargor represents and warrants in favour of the Chargee, acknowledging that the Chargee is relying on such representations and warranties in extending the Loan:

(1) the Chargor is a corporation duly and validly organized, validly subsisting and in good standing under the laws of the Province of Alberta and has all necessary corporate power and authority to enter into this Charge and the Security and perform the obligations of it contained herein and therein, to own and operate the Charged Premises and carry on its business pertaining thereto as presently carried on and no steps or proceedings have been taken or are pending to supersede the articles or bylaws of the Chargor in a manner which would impair or limit the Chargor's ability to carry out its obligations hereunder or under the Security;

(2) the Chargor has full power, legal right and authority to enter into this Charge and the Security, as the case may be, and to do all such acts and things as are required hereunder and thereunder to be done, observed or performed by it in accordance with the terms hereof and thereof and there are no provisions in the articles or bylaws of the Chargor or any unanimous shareholders agreement or other agreement of or with respect to the Chargor which restricts, limits or regulates in anyway the powers of the Chargor to borrow on credit or to issue, sell or pledge any of the property or assets now or hereafter owned by it to secure its debt obligations, save and except any provisions as with respect to this Charge and the Security which have been complied with;

(3) the Chargor has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Charge and the Security, as the case may be, and the observance and performance of the provisions of each in accordance with their respective terms;

(4) neither the authorization, creation, execution or delivery of this Charge or the Security will require any approval or consent of any governmental authority or agency having jurisdiction nor will it be in conflict with or contravene any of the Chargor's articles, by-laws, unanimous shareholder agreement, if any, or resolutions of directors or shareholders or the provisions of any indenture, instrument, agreement or undertaking to which the Chargor is a party or by which it or its properties or assets are bound or result in the creation or imposition of any hypothec, title retention, charge, pledge, lien, encumbrance or security interest of any kind upon any of its property or assets subject to the charge or security interest created by such security, other than in accordance with the provisions of this Charge and the Security. This Charge and the Security when executed and delivered will constitute valid and legally binding obligations of the Chargor, enforceable in accordance with their respective terms, subject to the usual qualifications as to enforceability in connection with bankruptcy, insolvency, creditors rights generally and equitable remedies;

(5) there is not now pending or, to the best of the Chargor's knowledge or belief after due internal inquiry, threatened against the Chargor any litigation, action, suit or other proceeding by or before any court, tribunal or other competent governmental agency or authority which would likely materially adversely affect the present or prospective ability of the Chargor to perform its obligations under this Charge or the Security as the case may be or which calls into question the validity or enforceability of this Charge or the Security;

                                                                             17.

(6) the Chargor is not insolvent, bankrupt or proceeding with a wind-up, whether voluntary or involuntary;

(7) the Chargor is the registered owner of a fee simple interest in the Lands, and the legal owner of the Charged Premises, free and clear of all security interests, charges, liens and other encumbrances, except for Permitted Encumbrances;

(8) except as disclosed in the Environmental Report, the Charged Premises and the existing uses thereof, comply with and have, to the best of the Chargor's knowledge, at all times complied with, and the Chargor is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Charged Premises and the conduct of any business related thereto, any applicable federal, provincial, municipal or local laws, regulations, orders or approvals of any governmental authority, including those relating to environmental matters;

(9) the Chargor is not aware of any orders or directives of or relating to environmental matters requiring any work, repairs, construction, or capital expenditure with respect to the Charged Premises or the business related thereto, nor has the Chargor received notice of same;

(10) to the best of the Chargor's knowledge and except as disclosed in the Environmental Report, no Hazardous Materials (as defined in the Environmental Indemnity Agreement) have been released into the environment from the Charged Premises nor deposited, discharged, placed or disposed of, at, in, or on the Charged Premises, nor have the Charged Premises been used at any time as a landfill or waste disposal site to the best of the Chargor's knowledge after making due inquiry. The representations and warranties contained in this subsection (10) shall be in addition to and not in substitution for the representations and warranties given by the Chargor in the Environmental Indemnity Agreement;

(11) except as disclosed to the Chargee in writing, the Chargor has not received any notice of or threat of a lien under the Builders' Lien Act (Alberta) against the Charged Premises nor has any lien been registered against the Charged Premises in respect of labour, materials or services furnished with respect to any improvement thereon which has not been discharged;

(12) the Charge is not being given with the intention to use the proceeds thereof to finance any alterations, additions or repairs to, or any construction, erection, demolition or installation on the Charged Premises or any structure thereon;

(13) there has been no improvement or materials supplied on or in respect of the Charged Premises in respect of which a construction lien could arise and which has not been completed or abandoned within the forty-five days immediately preceding the date hereof;

(14) [INTENTIONALLY DELETED];

(15) except for certain encroachments of Improvements into public streets and lanes abutting the Lands as revealed on the survey of the Lands provided by the Chargor to the Chargee, the Charged Premises, and existing and proposed uses by the Chargor and to the best of the Chargor's knowledge and belief, the tenants, comply with all municipal by-laws including, applicable zoning, occupancy and use bylaws and regulations and the Chargor has not received

                                                                             18.

any notice of violation, work orders or notices of deficiency with respect to the Charged Premises;

(16) the Charged Premises may be mortgaged by the Chargor in compliance with the Land Titles Act of Alberta;

(17) all financial statements and data delivered or presented to the Chargee by the Chargor up to and including the date hereof are true and correct in all material respects as at the dates and for the periods indicated and have been prepared in accordance with Canadian generally accepted accounting principles and disclose to the Chargee all financial information relevant to the Chargee in respect of making the Loan and there is no information known to the Chargee which has not been disclosed the Chargee which would be material to the Chargee in the making of the Loan; and

(18) to Chargor's knowledge based solely upon representations made to it by the tenant under the Ply Gem Lease, the tenant under the Ply Gem Lease has obtained, all material licences, permits and other authorizations to permit the lawful construction, occupancy, operation and use of the Charged Premises.

10.2 The representations and warranties set out in this Section 10 when made on behalf of a partnership shall, with respect to that partnership, refer to the "partnership" and "partnership agreement" rather than "corporation" and "articles and by-laws" and "partners" rather than "directors or shareholders".

10.3 The representations and warranties set out in this Section 10 shall speak as of the date made, survive the execution and delivery of this Charge and the making of any advance hereunder and continue to be true and accurate during the Term of this Charge, notwithstanding any investigations or examinations which may be made by the Chargee or the Chargee's solicitors and the Chargee shall be deemed to have relied on such representations and warranties in making advances hereunder and continuing with the Loan.

10.4 The Chargor shall indemnify and save harmless the Chargee for and against all losses, damages, claims and expenses directly or indirectly incurred or suffered by the Chargee resulting from any omission, inaccuracy or misrepresentation of the Chargor herein relating to or concerning the Charged Premises.

SECTION 11 - COVENANTS

11.1 The Chargor covenants with the Chargee that:

(1) the Chargor has a good and marketable registered fee simple title to the Charged Premises;

(2) the Chargor has the right to charge the Charged Premises to the Chargee;

(3) upon default and the expiry of any applicable cure period, subject to the rights of tenants the Chargee shall have quiet possession of the Charged Premises, free from any encumbrance, other than Permitted Encumbrances;

                                                                             19.

(4) the Chargor shall execute such further assurances of the Charged Premises as may be requisite;

(5) the Chargor has done no act to encumber the Charged Premises, save and except for the Permitted Encumbrances;

(6) the Chargor shall maintain the Permitted Encumbrances in good standing and shall provide notice to the Chargee forthwith of any default thereunder;

(7) the Chargor shall, comply with the provisions of the Environmental Indemnity Agreement;

(8) the Chargor will not initiate any proceedings under the Bankruptcy and Insolvency Act (Canada) (the "BIA") or the Companies Creditors Arrangement Act (Canada) (the "CCAA") which will affect the Loan, this Charge or the Security, and accordingly, should the Chargor or, to the extent that the Loan, this Charge or the Security is affected by or is subject to such proceedings, any related person or corporation, including without limitation, any parent corporation of the Chargor, or any beneficial owner of all or any part of the Charged Premises, take the benefit of any statute affecting creditors' rights generally, including without limitation, the making of an assignment for the general benefit of creditors, the making of a proposal or filing of a notice of intention to make a proposal under the BIA, or bringing proceedings under the CCAA, the Chargor covenants and agrees to provide two Business Days' notice before commencing any of the aforementioned proceedings and in such case receipt of same shall constitute an immediate Event of Default if the Chargor or any beneficial owner of all or any part of the Charged Premises is an applicant or takes the benefit of such statute or proceeding or if any of these proceedings otherwise affects the rights or entitlements of the Chargee under the Loan, this Charge or the Security or the Chargee's abilities to enforce this Charge or the Security, and prior to the commencement of any such proceedings, the Chargor shall deliver to the Chargee copies of all relevant filing materials, including, without limitation, copies of draft court orders, plans of compromise, proposals and notices of intention, and during this notice period it is intended by the Chargor that the Chargee shall be entitled to enforce this Charge and the Security for the purpose of, among other things, taking possession and control of the Charged Premises, in the Chargee's sole discretion;

(9) Except to the extent permitted under the Ply Gem Lease or an Acceptable Replacement Lease, no building or other property now or hereafter charged by this Charge shall be removed, demolished or materially altered, without the prior written consent of the Chargee, and except that the Chargor shall have the right, without such consent, to remove and dispose of, free from the lien or charge of this Charge, such fixed equipment as from time to time may become worn out or obsolete, provided that either (a) simultaneously with or prior to such removal, any such equipment shall be replaced with other equipment of a quality comparable to that of the replaced equipment and free from any lien, title retention agreement, conditional sale contract, security agreement or other encumbrance, and by such removal and replacement the Chargor shall be deemed to have subjected such fixed equipment to the lien or charge of this Charge, or,
(b) any net cash proceeds received from such disposition shall at the option of the Chargee be paid over promptly to the Chargee to be applied at the Chargee's sole discretion towards the payment of any amounts owing hereunder;

                                                                             20.

(10) The Chargor will not, without the prior consent in writing of the Chargee, which consent may be unreasonably withheld, initiate, join in or consent to any change to or modification in any private restrictive covenant, municipal or other governmental law, rule or regulation, by-law, or any other public or private restrictions, limiting or defining the uses which may be made of the Charged Premises, or any part thereof and which will adversely affect the Security, the day to day operations of the Charged Premises, the income derived therefrom or the value of the Charged Premises;

(11) The Chargor shall comply in all material respects with all covenants, deed restrictions, easements, laws, rules, regulations and orders which pertain to the use or operation of the Charged Premises or the performance by the Chargor of its obligations under this Charge, and shall ensure that all representations and warranties contained herein continue to be true and accurate at all times during the Term;

(12) The Chargor shall at its sole cost and expense, forthwith remove or take remedial action required by any applicable Environmental law as would a prudent owner of property similar to the Charged Premises and otherwise in accordance with any applicable laws, regulations or orders or directions with regard to any Hazardous Material, discovered in or on any part of the Charged Premises or released, discharged or deposited into the environment at, on or near the Charged Premises in so far as it affects the Charged Premises, and shall ensure material compliance with the provisions of the Environmental Protection and Enhancement Act (Alberta) and the Dangerous Goods, Transportation and Handling Act (Alberta) and any other laws, statutes, by-laws or codes governing the storage of gasoline and other fuel products. The covenants contained in this subsection (12) shall be in addition to and not in substitution for the covenants made by the Chargor in the Environmental Indemnity Agreement;

(13) The Chargor shall permit the Chargee access to all records, both written and electronic, pertaining to the Charged Premises and upon request shall make copies of such information for the Chargee. For such purposes, the Chargee shall have reasonable access to the Charged Premises or such other place as such records are kept upon reasonable prior written notice to the Chargor;

(14) The Chargor shall fulfil any undertaking provided by it to the Chargee at the time of the advance of the Loan;

(15) The Chargor shall at all times comply in all respects with all rent control legislation governing the Charged Premises and in the event that any rents are found not to be legal rents, whether disclosed in writing by the Chargor to the Chargee as of the date hereof or not, the Chargor shall forthwith comply in all respects with any order or other directive issued under rent control legislation governing the Charged Premises; and

(16) Single Purpose Entity. Chargor covenants and agrees that it has not and shall not:

      (a) engage in any business or activity other than the ownership, operation, management and maintenance of the Charged Premises, and activities incidental thereto;

                                                                             21.

      (b) acquire or own any material assets other than (i) the Charged Premises, and (ii) such incidental personal property as may be necessary for the operation of the Charged Premises;

      (c) except as otherwise permitted herein, merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Chargee's consent;

      (d) fail to observe any of its organizational formalities as evidenced in any corporate or partnership organizational documents or preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the Province where the Charged Premises are located, if applicable, or without the prior written consent of Chargee, amend, modify, terminate or fail to comply with the provisions of Chargor's corporate or partnership organizational documents;

      (e) own any subsidiary or make any investment in, any person or entity without the consent of Chargee;

      (f) commingle its assets with the assets of any of its affiliates, principals or any other person or entity, or fail to use its own separate stationery, invoice and cheques;

      (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, except for (i) trade payables incurred in the ordinary course of its business of owning and operating the Charged Premises, provided that such debt is not evidenced by a note and is paid when due and (ii) intra-company debt provided by an Affiliate of Chargor provided such debt is subordinate to the Loan and not secured by the Charged Premises;

      (h) become insolvent or fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

      (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the principals and affiliates of Chargor;

      (j) enter into any contract or agreement with any partner, principal or affiliate of Chargor, guarantor or indemnitor, or any partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any partner, principal or affiliate of Chargor, guarantor, or indemnitor, or any partner, principal or affiliate thereof;

      (k)   seek the dissolution or winding up in whole, or in part, of Chargor;

      (l) fail to correct any known misunderstanding regarding the separate identity of Chargor, or of principal, as the case may be;

                                                                             22.

      (m) guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another person;

      (n) make any loans or advances to any third party, including any partner, principal or affiliate of Chargor, and shall not acquire obligations or securities of any partner, principal or affiliate of Chargor;

      (o) fail to file its own income tax returns but may file consolidated tax returns with Guarantor;

      (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct it business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Chargor is responsible for the debts of any third party (including any partner, principal or affiliate of Chargor);

      (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

      (r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

      (s) share any common logo with or hold itself out as or be considered as a department or division of (i) any partner, principal or affiliate of Chargor or (ii) any other person or entity;

      (t) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

      (u) pledge its assets for the benefit of any other person or entity, other than with respect to the Loan; or

      (v) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations.

(17) Chargor shall keep at its principal office a register for the registration of the Loan and the name and address of the registered owner of the Loan. Initially, the Chargee shall be registered as owning a 100% interest in the Loan. Upon an assignment, pledge, sale or transfer of the Loan or any part therein by Chargee in accordance with Section 31.1 of this Charge, Chargor shall then forthwith update the register to record such transfer, pledge, sale or assignment.

SECTION 12 - TAXES, LIENS, ENCUMBRANCES, ETC.

12.1

                                                                             23.

(1) The Chargor will pay or cause to be paid, as and when the same shall fall due and payable, all Taxes, liens, charges, fuel bills, or claims (collectively the "Bills") and will, upon the written request of the Chargee, within sixty
(60) days subsequent to the deadline for such payments produce and leave with the Chargee or, as the Chargee may direct, true copies of all notices in respect of such Bills, and all such Bills and receipts for the same evidencing payment for the full amounts thereof. The Chargor shall make an initial deposit of Taxes to the Chargee in an amount determined by the Chargee on the date of this Charge, to be held by the Chargee in escrow. In addition, the Chargor shall pay to the Chargee in equal monthly instalments on the first day of each month in each calendar year during the Term, commencing on the first day of the month next following the Interest Adjustment Date, one-twelfth (1/12) of the annual Taxes (or such amount as may be required in order to pay Taxes as they become due) as reasonably estimated by the Chargee; said deposit of Taxes and payments of Taxes (the "Tax Escrow Fund") shall be paid to the Chargee in addition to the instalments due and payable under this Charge, to be held by the Chargee for the payment of Taxes, with interest to accrue thereon to the benefit of the Chargor. Interest will be paid on the minimum monthly balance in the Tax Escrow Fund based on the Toronto Dominion Bank Chequing/Savings account interest rate (the "TD Account Rate") as published in the Cannex Financial Exchanges Limited, Deposit Account Summary. Interest will be set on the first Business Day of the month, calculated monthly and paid annually by way of credit to the account on the close of business December 31 of each year during the term of the Loan. If the Cannex Summary ceases publication or ceases to publish the TD Account Rate, the Chargee shall select a comparable publication to determine the TD Rate or, if the TD Rate is not available, shall select a comparable chequing/savings rate from the Cannex Summary or a comparable publication. The Chargee agrees that upon and subject to receipt of monies for Taxes it will remit such monies to the proper municipal offices in payment of Taxes as required from time to time; provided that if any Event of Default shall occur and be continuing, then the Chargee, at its sole option, may apply all or any part of the Tax Escrow Fund to any amount due hereunder, whether Principal, interest or otherwise. The Chargor shall also pay, or cause to be paid, to the Chargee before the due date for the payment of Taxes (or next periodic instalment date therefor, as the case may be) any sums in addition to the aforesaid monthly instalments which may be required in order that out of such sums held in trust or escrow by the Chargee and such additional sums, the Chargee may pay the whole amount of Taxes assessed thereto, on the due date for payment thereof. In addition, the Chargor acknowledges its obligation to pay all Taxes when due, whether or not the payment of all Taxes are the responsibilities of tenants and whether or not such tenants have remitted the same to the Chargor.

(2) Notwithstanding Subsection 12.1(1), Chargor shall be permitted to remit all realty taxes directly to the appropriate taxing authority prior to interest and penalties being due thereon provided that (i) there has not been an Event of Default (as defined herein), (ii) within sixty (60) days subsequent to the deadline for such payments Chargor produces and delivers to Chargee or, as Chargee may direct, true copies of all notices in respect of such realty taxes and receipts for the same evidencing payment for the full amounts thereof, (iii) the Ply Gem Lease or an Acceptable Replacement Lease is in effect and not in default (as defined therein), and (iv) there is continued ownership of the Chargor by an Affiliate.

(3) The Chargee may, if Chargor fails to comply with this Section 12.1, after written notice being given to the Chargor, pay all Bills and any amount(s) so paid by the Chargee shall be added to and become part of the Principal hereby secured and be a charge on the Charged

                                                                             24.

Premises in favour of the Chargee and shall be payable forthwith by the Chargor to the Chargee with interest at the Interest Rate until paid.

(4) If the Charged Premises or any part thereof are sold or forfeited for nonpayment of Taxes while any sum remains unpaid hereunder, the Chargee may acquire the title and rights of the purchaser at any sale, or the rights of any other person or corporation becoming entitled on or under any such forfeiture, or the Chargee may pay, either in its own name or in the name of the Chargor and on the Chargor's behalf, any and all sums necessary to be paid to redeem such land so sold or forfeited, and to revest such lands in the Chargor, and the Chargor hereby nominates and appoints the Chargee as agent to pay such monies on the Chargor's behalf and in the Chargor's name, and any monies so expended by the Chargee shall be added to and become part of the Principal Sum hereby secured and be a charge on the Charged Premises in favour of the Chargee and shall be payable forthwith by the Chargor to the Chargee and until so paid shall bear interest at the Interest Rate or in the alternative, the Chargee shall purchase the Charged Premises at any tax sale of the same.

(5) Notwithstanding anything to the contrary herein contained, the Chargor shall have the right to contest or defend, or permit the tenant under the Ply Gem Lease or an Acceptable Replacement Lease to contest or defend, any actions brought to recover, or appeal any judgments recovered against it in respect of any Bills, or other like charges, or any construction or other liens levied or registered against the Charged Premises, by appropriate proceedings diligently conducted in good faith, provided that the Chargor shall have first deposited with the Chargee, or otherwise provided to the reasonable satisfaction of the Chargee, such security as the Chargee acting reasonably may require including, without limitation, security for the payment of such Bills, charges or liens and any costs payable in connection therewith, and further provided that the Chargee shall have determined, to its reasonable satisfaction, that any such contest, defence or appeal or any delay or nonpayment of such Bills, charges or liens shall not materially prejudice the prior charge or lien of this Charge or the title of the Chargor to the Charged Premises. Should the Chargee at any time thereafter determine, in its reasonable discretion, that any such contest, defence or appeal or any delay or nonpayment of such Bills, charges or liens shall materially prejudice the prior charge or lien of this Charge or the title of the Chargor to the Charged Premises, the Chargee may realize upon such security for payment as aforesaid and pay such Bills, charges or liens. Upon termination of such proceedings, the Chargor shall promptly pay or cause to be paid the amount of the Bills, charges or liens and any other costs, fees, interest and penalties as are properly payable upon determination of such proceedings and promptly cause any tax notifications, caveats, liens, certificates of or pertaining litigation or any other form of notice or encumbrance in respect thereof to be promptly discharged from the title to the Charged Premises at the sole expense of the Chargor whereupon all such security deposited or otherwise provided to the Chargee and any proceeds from the realization thereof not paid on account of Bills as aforesaid, shall be returned and paid to the Chargor.

(6) The Chargor agrees to and does hereby indemnify the Chargee against all claims, demands, costs, damages and expenses which arise in respect of any default, late payment, omission, act or proceeding by the Chargor, or any of them, under or in respect of this Section 12.

                                                                             25.

(7) If the Chargee comes into and for as long as it is in possession of the Charged Premises by reason of the default of the Chargor or the exercise of any rights or remedies to which it is entitled hereunder, the Chargee, in its sole discretion, shall be entitled to and shall enjoy all the rights of the Chargor set out in Section 12.1(5) hereof, to the exclusion of the Chargor.

(8) All refunds, rebates or credits in connection with a reduction in Taxes as a result of any proceedings or actions brought by the Chargor and payable to the Chargor and not owed to a tenant under any of the Leases are hereby pledged by the Chargor to the Chargee and shall be subject to the Chargee's security interest.

SECTION 13 - INSURANCE

13.1 INSURANCE ESCROWS AND ASSIGNMENT OF INSURANCE.

(1) Following an Event of Default, the Chargor, at the request of Chargee, shall
(a) make an initial deposit of insurance premiums to the Chargee in amounts determined by the Chargee to be held by the Chargee in escrow, and (b) pay to the Chargee in equal monthly instalments on the first day of each month in each calendar year during the Term, commencing on the first day of the month next following the Interest Adjustment Date one twelfth of the amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies of insurance required in this Charge as reasonably estimated by the Chargee. Said deposit of insurance premiums and insurance instalments (the "Insurance Escrow Payments") shall be paid to the Chargee in addition to the instalments due and payable under this Charge, to be held by the Chargee (the "Insurance Escrow Fund") for the payment of insurance premiums with interest thereon to accrue thereon to the benefit of the Chargor. Interest will be paid on the minimum monthly balance in the Insurance Escrow Fund based on the Toronto Dominion Bank Chequing/Savings account interest rate (the "TD Account Rate") as published in the Cannex Financial Exchanges Limited, Deposit Account Summary. Interest will be set on the first Business Day of the month, calculated monthly and paid annually by way of credit to the account on the close of business December 31 of each year during the term of the Loan. If the Cannex Summary ceases publication or ceases to publish the TD Account Rate, the Chargee shall select a comparable publication to determine the TD Rate or, if the TD Rate is not available, shall select a comparable chequing/savings rate from the Cannex Summary or a comparable publication. The Chargee agrees that upon and subject to receipt of monies for insurance, it will remit such monies to the proper insurance company or agent in payment of insurance premiums as required from time to time; provided that if any Event of Default shall occur and be continuing, then the Chargee, at its sole option may apply all or any part of the Insurance Escrow Fund to any amount due hereunder, whether Principal, interest or otherwise. The Chargor shall also pay, or cause to be paid, to the Chargee before the due date for the payment of any insurance required in this Charge (or next periodic instalment date therefor, as the case may be) any sums in addition to the aforesaid monthly instalments which may be required in order that out of such sums held in trust or escrow by the Chargee and such additional sums, the Chargee may pay the whole amount of such required insurance premiums, on the due date for payment thereof. In addition, the Chargor acknowledges its obligation to pay all required insurance premiums when due, whether or not the payment of all such required insurance premiums are the responsibilities of tenants and whether or not such tenants have remitted the same to the Chargor.

                                                                             26.

(2) Regardless of the types or amount of insurance required hereunder and approved by the Chargee, the Chargor shall assign and deliver in accordance with
Section 13.1 hereof to the Chargee the proceeds of all policies of insurance which insure against any property loss or damage to the Charged Premises, including without limitation, the proceeds of policies of insurance collected pursuant to Sections 13.3 and 13.4 hereof, which policies shall all provide that first loss in respect of property loss or damage to the Charged Premises is payable to the Chargee or pursuant to its direction, and shall contain (as applicable) the Standard Insurance Bureau of Canada and C.B.M.U.A. forms of mortgage clause, except as modified by the other provisions hereof without contribution, and satisfactory to the Chargee; if the Chargor defaults in so insuring the Charged Premises or in so delivering the policies of insurance required hereunder, the Chargor shall be in default under the Loan and Security and, notwithstanding any other remedies available the Chargee may, at its option but without obligation to do so, effect such insurance from year to year and pay the premiums therefore, and the Chargor will reimburse the Chargee on demand for any premium so paid, with interest at the Interest Rate from the time of payment and the same shall be secured by the Security; if the Chargee by reason of such insurance receives any money for loss or damages the same shall be applied by the Chargee in accordance with the provisions of Section 13.4 hereof.

(3) The Chargor agrees forthwith upon the happening of any loss or damage with respect to the Charged Premises to furnish all necessary proofs and do all necessary acts to enable the Chargee or any purchaser of the Charger's interest in the Charged Premises from the Chargee to obtain proceeds of insurance in respect thereof.

13.2 INSURANCE REQUIREMENTS.

(1) Chargor shall obtain and maintain, or cause to be obtained and maintained, insurance for Chargor and the Charged Premises providing at least the following coverage:

      (a) Property Insurance with respect to the Improvements and all personal property relating thereto insuring against any peril now or hereafter included with the classification "All Risks of Physical Loss" (and including the perils of earthquake, flood, sewer back-up, and collapse) to a limit representing 100% of the full replacement cost of the Improvements (including foundations and footings) and the personal property. If required by the Chargee, acting reasonably, the Chargor will have a replacement cost approach appraisal completed by an independent appraiser which cost shall be paid by the Chargor. The insurance will contain a replacement cost endorsement with no restriction to repair or replace on the same or an adjacent site. The insurance will include a Stated Amount endorsement to waive the co-insurance provisions, or will not be subject to any co-insurance. Coverage for terrorism or terrorist acts is required provided such coverage is commonly insured against for similar property types in similar locations. The insurance will include full By-laws extensions, including the increased cost of construction, cost of demolition of the undamaged portion of the Charged Premises and resultant loss of income;

      (b) Broad Form Boiler and Machinery Insurance (without exclusion for explosion) written on a comprehensive repair and/or replacement cost basis covering all

                                                                             27.

            boilers, pipe turbines, engines and all other pressure vessels, machinery and equipment located in, on or about the Charged Premises with the same limits and By-Laws extension as the "All Risks" Property Insurance described above;

      (c) Business Interruption Insurance (written on a gross rents or gross profits basis) to cover any abatement or loss of income resulting from an insured peril with a minimum period of indemnity of 12 months, or such longer period as the Chargee, acting reasonably, may require. The insurance shall also protect the Chargor if there is an insured loss not resulting in actual loss of revenue but resulting in extra expenses incurred in maintaining the business and/or operations of the Chargor, and will include coverage against denial of access by civil authority for a period of not less than 30 days. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period;

      (d) Commercial General Liability Insurance with a limit of not less than $5,000,000 on a per occurrence basis (or such higher limit as the Chargee acting reasonably may require from time to time). Such policy shall name the Chargee as an Additional Insured and shall include all legal liability to the extent insurable and imposed upon Chargee and including all court costs and fees and expenses of legal counsel. The policy will include, but not be limited to, non-owned automobile liability, bodily injury and property damage liability; personal injury and advertising liability; liquor law liability and garagekeepers liability (if applicable); employee benefits liability; contingent employers' liability; cross liability, severability of interests; contractual liability; limited pollution liability (equivalent to IBC form 2313 or its equivalent) to cover claims arising out of sudden and accidental pollutants; pollution liability arising from smoke from a hostile fire; and will allow for the use of force to protect persons and/or property;

      (e) During the period of any construction, additions, renovation or alteration of the Improvements:

            (i) "All Risks" (including the perils of Earthquake, Flood, and Collapse) Builders Risk Insurance (providing coverage at least equivalent to the latest CCDC 201 wording or it's equivalent) covering all on-site and off-site work, materials and equipment related thereto to a limit representing 100% of total hard construction costs and including at least 25% of total soft construction costs. The Builders Risk Insurance will include Delayed Income Insurance to a limit representing at least 100% of the anticipated first year's revenue from the Charged Premises. The Builders Risk Insurance will include a Permission To Occupy Clause and will not be subject to a Watchman Warranty Clause;

            (ii) Contractor's Liability Insurance to a limit of not less than $5,000,000 per occurrence to cover third party claims arising out of the construction operations and including completed operations liability from commencement of construction until at least 12 months after completion.

                                                                             28.

                  The Chargor and the Chargee will be Additional Insureds under the Contractor's Liability Insurance. However, if the cost of construction is in excess of $10,000,000, Wrap-Up Liability Insurance is required with a limit of not less than $10,000,000 covering the Chargor, all contractors, sub-contractors and trades and including the Chargee as an Additional Insured.;

            (iii) Architects' and Engineers' Errors and Omissions Insurance to a
                  limit of at least $1,000,000 or such other limit as is acceptable to and/or required by the Chargee covering all professionals engaged in the construction operations;

            (iv) Performance, and Labour and Material Bonds for at least 50% of the contract price with the Chargee shown as a Dual Obligee;

      (f) Such other forms of insurance (or any replacements or substitutions thereof or additions thereto) as the Chargee, acting reasonably, may require from time to time given the nature of the security and that which a prudent owner of similar security would purchase and maintain, or cause to be purchased and maintained.

(2) The Chargee acknowledges and agrees that it may only require Chargor to obtain and maintain environmental insurance or cause the same to be obtained and maintained under the following circumstances: (i) to the extent that an environmental condition arises that is subject to environmental law and affects the Charged Premises and such condition was not known to Chargee at or before closing or disclosed in the Environmental Report, or (ii) to the extent the environmental condition was known to Chargee at or before closing or disclosed in the Environmental Report and there has been a material change in such condition that (a) the cost to remediate has increased by more than $500,000 and any reserves or additional security provided at closing to remediate such condition is not sufficient to cover such increased cost, or (b) the condition shall materially impair the use and operation of the business of the tenant at the Charged Premises.

(3) If any construction, renovation or alteration of the Improvements is done by the tenant under the Ply Gem Lease or an Acceptable Replacement Lease, then Chargor shall cause the tenant to comply with the provisions of the Ply Gem Lease or an Acceptable Replacement Lease relating thereto.

(4) Notwithstanding anything in Section 13.1 and 13.2(1) to the contrary, and provided that (i) the Ply Gem Lease or an Acceptable Replacement Lease remains in effect, (ii) the tenant under the Ply Gem Lease or an Acceptable Replacement Lease is not in default beyond the expiration of any applicable notice and cure period (as defined therein), (iii) the tenant under the Ply Gem Lease or an Acceptable Replacement Lease carries all insurance required and (iv) to the extent deductibles are not specified in the Ply Gem Lease or an Acceptable Replacement Lease, the insurance maintained by the tenant under the Ply Gem Lease or an Acceptable Replacement Lease contains deductible amounts available in the insurance marketplace that would be maintained by a prudent owner and which are acceptable to the Chargee, acting reasonably, then the requirements of
Section 13.1 and Subsection 13.2(1) shall be deemed satisfied, except that

                                                                             29.

with respect to Chargor's continuing obligation to maintain terrorism insurance, Chargor shall cause the tenant under the Ply Gem Lease or an Acceptable Replacement Lease at all times to maintain terrorism insurance in such amounts as are customary for properties of sizes, types and uses as the Charged Premises.

(5) The following provisions shall generally apply to all insurance referred to herein:

      (a) All policies of insurance are to be in form and with insurers acceptable to the Chargee. In the event that the Chargee or their insurance consultant (acting reasonably) concludes that the insurance placed on the Charged Premises is inappropriate or insufficient or underwritten with an insurer that does not meet with their approval, the Chargee reserves the right to place insurance to the extent of its interest. The cost of such insurance shall be borne by the Chargor;

      (b) The Chargee will be named as First Mortgagee and Loss Payee under all direct and indirect damage policies which policies shall include a standard mortgage clause as approved by the Insurance Bureau of Canada which policies shall all provide that first loss in respect of the Charged Premises loss or damage is payable to the Chargee;

      (c) The Chargee will be an Additional Insured under all Liability Insurance policies;

      (d) All policies will name the Chargor as a Named Insured and will include the interests of all entities for whom the Chargor has contractually agreed to insure as their respective interests may appear;

      (e) Except for cancellation for non-payment of premium for which statutory conditions may prevail, all policies will provide that no cancellation or termination thereof or adverse material change shall take effect without the insurer providing the Chargee with at least 30 days prior written notice (or such longer period as the Chargee, acting reasonably, may require);

      (f) Contain a waiver of the insurer(s)' rights of subrogation against the Chargee;

      (g) Contain deductible amounts available in the insurance marketplace that would be maintained by a prudent owner and which are acceptable to the Chargee, acting reasonably;

      (h)   Shall provide for interim claim payments;

      (i) The Chargee will be provided with full, original, certified copies of all insurance policies in force on the Charged Premises at all times when this Agreement is in effect which policies shall be signed by the insurer(s) or their duly authorized signatories. Certificates or Binders of Insurance will be acceptable to the Chargee but only as interim evidence to be replaced, within thirty
            (30) days after issuance of such policy, by the full, original certified policy copies once they are issued by the insurer(s). Certificates or Binders of Insurance with respect to all renewal and replacement policies shall be provided to the Chargee not less than thirty (30)

                                                                             30.

            days prior to the expiration date of any of the policies required to be maintained hereunder;

      (j) The Chargee reserves the right, in the event of a change in the insurance policies after the date hereof, to have any or all policies in force on the Charged Premises examined by the Chargee's insurance consultant at the expense of the Chargor;

      (k) If Chargor fails to maintain and provide the Chargee with evidence of the insurance policies in force on the Charged Premises, the Chargee may obtain such insurance at the Chargor's sole cost and expense. The Chargee shall provide the Chargor with ten (10) days prior written notice that it intends to obtain such insurance, except in circumstances where the Chargee has received notice from the insurer that an insurance policy is to be cancelled on short notice which does not permit time for the delivery of prior notice to the Chargor the Chargee may obtain such insurance and provide notice to the Chargor as soon as reasonably possible thereafter;

      (l) If the insurance required hereunder is maintained under "blanket" policies of insurance covering the Charged Premises and other properties and assets not constituting a part of the security hereunder, the Chargee will be provided with the amount that has been declared for the security of the Charged Premises under the statement of values filed with the insurers and such "blanket" policy or policies shall comply in all other respects with the Chargee's insurance requirements included in this Charge;

      (m) The Chargor shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any part of the Charged Premises or cause or permit any condition to exist thereon which would be prohibited under the insurance policies and/or invalidate the insurance coverage required hereunder to be maintained by the Chargor;

      (n) Approval of any insurance by Chargee shall not be a representation concerning the solvency of any insurer or the sufficiency of any amount of insurance. Chargee shall not be responsible for, nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Chargee may have caused the insurance to be placed with the insurer after failure of Chargor to furnish such insurance;

      (o) Chargor shall immediately notify the Chargee whenever any separate insurance is taken out with respect to the Charged Premises and shall deliver the policy or policies with respect to the same to Chargee and shall add Chargee as a Named Insured on such insurance.

13.3 EXPROPRIATION AWARDS.

(1) Chargor shall promptly give Chargee notice of the actual or threatened commencement of any expropriation proceeding and shall deliver to Chargee copies of any and all papers served in connection with such proceedings. Chargee may participate in any such proceedings to the

                                                                             31.

extent permitted by law. Upon an Event of Default, Chargor shall, at its expense, diligently prosecute any such proceedings and shall consult with Chargee, its solicitors and experts, and cooperate with them in the carrying-on or defence of any such proceedings. Chargor shall not make any agreement in lieu of expropriation of the Charged Premises or any portion thereof without the prior written consent of Chargee in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Charged Premises. Notwithstanding any taking by any public or quasi-public authority through expropriation or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Chargor shall continue to pay the Loan at the time and in the manner provided for its payment in this Charge and in the Security, and the Loan shall not be reduced until any award or payment therefor shall have been actually received and applied by Chargee, after the deduction of expenses of collection, to the reduction or discharge of the Loan. Chargee shall not be limited to the interest paid on the award by the expropriating authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Security.

(2) Notwithstanding the provisions of Section 13.3(1), Chargor shall not make any agreement in lieu of expropriation of the Charged Premises or any portion thereof without the prior written consent of the Chargee in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Charged Premises and any Net Proceeds payable as a result of any such action shall be governed by the terms of Section 13.4 herein.

(3) Provided the Ply Gem Lease or an Acceptable Replacement Lease is not in default (as defined therein), Subsections 13.3(1) and 13.3(2) are subject to the rights of the tenant under the Ply Gem Lease or an Acceptable Replacement Lease and the terms and conditions thereof. Notwithstanding the foregoing, the Chargee shall have the right, without premium or penalty to the Chargor, to apply expropriation awards to the loan balance if expropriation occurs during the last six months of the Term.

(4) The Chargor acknowledges that the Chargor has been advised by counsel as to the meaning of sections 49 and 52 of the Expropriation Act (Alberta). To the extent permitted by law, the Chargor waives the provisions of sections 49 and 52 of the Expropriation Act. To the extent permitted by law, the Chargor further waives any provisions which may be enacted and in force from time to time in replacement of or in addition to the provisions of the sections 49 and 52 of the Expropriation Act.

(5) The Chargor further covenants and agrees, without limiting any of the terms of this Charge in respect of expropriation, condemnation or other public taking of lands, that, if any part of the Property is taken for any public work under the Municipal Government Act (Alberta) or the Public Works Act (Alberta) or any other statute or regulation, then all compensation payable to the Chargor (or anyone claiming an interest under or through the Chargor), subject to the rights of the tenant under the Ply Gem Lease or an Acceptable Replacement Lease, will be payable to and will be paid to the Chargee. To the extent permitted by law, the Chargor assigns to the Chargee any of the Chargor's interest in such compensation.

                                                                             32.

13.4 RESTORATION AFTER CASUALTY/EXPROPRIATION. In the event of a casualty or a taking by expropriation proceedings, the following provisions shall apply in connection with the Restoration (as defined below) of the Charged Premises and availability to Chargor of the Net Proceeds (defined below) received with respect thereto:

(1) If the Charged Premises shall be damaged or destroyed, in whole or in part, by fire or other casualty, or if the Charged Premises or any portion thereof is taken in any expropriation or expropriation proceedings, Chargor, upon receiving notice thereof, promptly shall give notice thereof to Chargee and promptly shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, the completion of the repair and restoration of the Charged Premises as nearly as possible to the condition the Charged Premises was in immediately prior to such casualty or taking, with such alterations as may be approved by Chargee ("Restoration"). All plans and specifications for the Restoration and all contractors, subcontractors and materialmen to be engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Chargee and, at Chargee's option, an independent consulting engineer selected by Chargee ("Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses of the Casualty Consultant shall be paid by Chargor. Chargee shall have access to the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.

(2) If the estimated cost to complete Restoration does not exceed $325,000 ("Restoration Threshold"), and no Event of Default has occurred and is then continuing, Chargor shall settle, or cause the tenant under the Ply Gem Lease or an Acceptable Replacement Lease to settle, any insurance claims or expropriation action in its commercially reasonable judgment. If the estimated cost to complete Restoration exceeds the Restoration Threshold or if an Event of Default has occurred and is then continuing, Chargee shall have the right to participate in and approve any settlement for insurance claims or expropriation awards, and Chargor hereby irrevocably appoints the Chargee, in the name of Chargor as its attorney, to file and prosecute such claim and to collect and to make receipt for any such payment. Chargor hereby directs for all proceeds recovered on account of a casualty or expropriation to be paid directly to Chargee and hereby grants to Chargee an irrevocable power of attorney for the purpose of endorsing any draft received on account of a casualty or expropriation. If Net Proceeds are paid directly to Chargor, such Net Proceeds shall, until the completion of Restoration, be held in trust for Chargee and shall be segregated from other funds of Chargor and used exclusively to pay for the cost of Restoration in accordance with the terms hereof. If Chargee shall retain Net Proceeds and apply same in reduction of the Loan, the lien of the Security shall be reduced only by the amount received and retained by Chargee and actually applied by Chargee in reduction of the Loan. If the Charged Premises are sold through foreclosure or otherwise prior to receipt of the Net Proceeds, Chargee shall have the right, whether or not a deficiency judgment on the Security shall have been sought, recovered or denied, to receive the Net Proceeds, or so much thereof as is sufficient to pay the Loan in full. "Net Proceeds" for purposes of this Section 13 shall mean: (i) the net amount of all insurance proceeds received by Chargee under the policies carried pursuant to Subsections 13.2(1)(a), 13.2(1)(d), 13.2(1)(e) and 13.2(1)(f) of this as a result of such damage or destruction, after deduction of Chargee's costs and expenses (including, but not limited to, reasonable fees and disbursements of legal counsel), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Chargee with respect to a taking referenced in

                                                                             33.

Section 13.3, after deduction of Chargee's costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting the same, whichever the case may be. Unless required by Applicable Laws, no earnings or interest on the Net Proceeds or Net Proceeds Deficiency shall be payable by Chargee to Chargor.

(3) Chargee agrees to make the Net Proceeds available to Chargor for Restoration of the Charged Premises provided (i) the Net Proceeds are less than the outstanding principal balance of the Loan, (ii) no Event of Default shall have occurred and be continuing and no default is then occurring under the Ply Gem Lease or an Acceptable Replacement Lease (as defined therein); (iii) the Charged Premises and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable laws, including without limitation environmental laws; (iv) such casualty or taking does not materially impair access to the Charged Premises or the Improvements; (v) either (A) in the case of Restoration following a casualty, less than fifty percent (50%) of the total floor area of the Improvements have been damaged or rendered unusable as a result of such casualty or (B) in the case of Restoration following an expropriation, less than twenty-five percent (25%) of the Lands is taken, such Lands that is taken is located along the perimeter or periphery of the Charged Premises, and no portion of the Improvements is located in such Lands, and (vi) completion of the Restoration is reasonably estimated to occur on or before the earlier of (A) six (6) months prior to the Maturity Date or (B) the earliest date required for such completion under the terms of the Ply Gem Lease or an Acceptable Replacement Lease or any major lease or applicable law. In addition, if the cost of Restoration is estimated to exceed the Restoration Threshold, the following conditions must be satisfied to Chargee's reasonable satisfaction:

      (a) The Casualty Consultant or other independent architect acceptable to Chargee must certify that the Net Proceeds are sufficient to pay in full the cost of Restoration based on the plans and specifications for Restoration approved by Chargee or Chargor shall have deposited with Chargee the Net Proceeds Deficiency in cash or a cash equivalent acceptable to Chargee, which amount will be commingled with the Net Proceeds held by Chargee, disbursed by Chargee with the Net Proceeds as provided below in Subsection 13.4(4), and until so disbursed constitute security for the Loan;

      (b) Chargee shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Charge or the Security, which will be incurred with respect to the Charged Premises as a result of the occurrence of any such casualty or taking, whichever the case may be, will be covered out of (A) the Net Proceeds, or (B) other funds of Chargor; and

      (c) Chargee shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Charged Premises will be restored to a level sufficient to cover all carrying costs and operating expenses of the Charged Premises, including, without limitation, debt service on the Loan at a coverage ratio on a "normalized" basis (i.e., after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income, whether or not such sums are escrowed with Chargee) of at least 1.25: 1.0, which coverage ratio shall be equal to or greater than the coverage

                                                                             34.

            ratio existing as of the date of this Charge or, if lower, the coverage ratio which existed as of the date immediately preceding such casualty or taking, as the case may be.

(4) If the cost of completing Restoration as reasonably estimated by Chargor shall be less than or equal to the Restoration Threshold, the Net Proceeds will be disbursed directly to Chargor, or to the tenant under the Ply Gem Lease or an Acceptable Replacement Lease at the direction of the Chargor, for Restoration. If the cost of completing Restoration as reasonably estimated by Chargor exceeds the Restoration Threshold, the Net Proceeds shall be paid to Chargee to be held by Chargee in a segregated account and made available to Chargor (or to the tenant under the Ply Gem Lease or an Acceptable Replacement Lease at the direction of the Chargor) for the Restoration, subject to the following conditions:

      (a) The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 13.2(1)(c) shall be disbursed by Chargee to Chargor or directly to Chargor's contractors from time to time during the course of Restoration, upon receipt of evidence satisfactory to Chargee that (A) all materials installed and work and labour performed in connection with the Restoration (except to the extent that they are to be paid for out of the requested disbursement) have been paid for in full, and (B) there exist no stop work orders, construction liens or notices of construction liens either registered or unregistered, or any other liens or encumbrances of any nature whatsoever on the Charged Premises arising out of the Restoration which have not either been fully bonded and discharged of record or, in the alternative, fully insured to the satisfaction of Chargee by the title company insuring the lien of this Charge.

      (b) Chargee shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

      (c) Each disbursement shall be made in an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to the greater of (A) ten percent (10%) of the costs actually incurred for the work or materials in place for which such disbursement if requested, as certified by the Casualty Consultant, or (B) the amount actually held back by Chargor from contractors, subcontractors and materialmen engaged in the Restoration. After such time as the Casualty Consultant certifies to Chargee that fifty percent (50%) of the required Restoration has been completed, no further Casualty Retainage will be reserved from disbursements of Net Proceeds. The Casualty Retainage collected prior to such time shall not be released until (A) the Casualty Consultant certifies to Chargee that the Restoration has been substantially completed and all approvals necessary for the re-occupancy and use of the Charged Premises have been obtained from all appropriate governmental authorities, and (B) Chargee receives evidence satisfactory to it that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage. Chargee, however, agrees to release portions of the Casualty Retainage prior thereto with respect to amounts

                                                                             35.

            due to a contractor, subcontractor or materialman for which (i) the Casualty Consultant shall have certified to Chargee that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and (ii) the contractor, subcontractor or materialman delivers evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Chargee or by the title company insuring the lien of this Charge. If required by Chargee, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman. Alternatively, the Chargee may, in its discretion, hold back ten percent (10%) of the costs actually incurred for the work and materials until such time as all lien periods have expired and all registered liens, if any, have been discharged.

      (d) If during the cost of Restoration, the undisbursed balance of the Net Proceeds and any Net Proceed Deficiency previously paid by Chargor shall not, in the reasonable opinion of Chargee, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Chargor shall deposit the deficiency (also a "Net Proceeds Deficiency") with Chargee before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Chargee shall be held by Chargee and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 13.4(4)(d) shall constitute security for the Loan.

      (e) The excess, if any, of the remaining balance of the Net Proceeds and Net Proceeds Deficiency deposited with Chargee after (A) the Casualty Consultant certifies to Chargee that the Restoration has been completed in accordance with the provisions of this Subsection 13.4(4)(d) and (B) Chargee has received evidence satisfactory to Chargee that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Chargee to Chargor, provided no Event of Default shall have occurred and shall be continuing under This Charge or the Security.

(5) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Chargor as excess Net Proceeds pursuant to Subsection 13.4(4)(e) shall be retained and applied by Chargee toward the payment of the Loan whether or not then due and payable in such order, priority and proportions as Chargee in its discretion shall deem proper or, at the discretion of Chargee, the same shall be paid, either in whole or in part, to Chargor. If Chargee shall receive and retain Net Proceeds, the lien of this Charge shall be reduced only by the amount received and retained by Chargee and actually applied by Chargee in reduction of the Loan with no prepayment penalty or premium.

(6) If as a result of casualty or a taking by expropriation proceedings, the tenant under the Ply Gem Lease or an Acceptable Replacement Lease makes a rejectable offer under Paragraph

                                                                             36.

18 thereof, to terminate the Ply Gem Lease or an Acceptable Replacement Lease as to the Charged Premises which is accepted by the Chargor, then the portion of the Termination Amount (as defined in the Ply Gem Lease or an Acceptable Replacement Lease) required to pay the Loan in full shall be paid to Chargee. Upon Chargee's receipt of the Termination Amount, Chargee shall apply such sum at par, without prepayment penalty or premium or defeasance payment, to reduction of the outstanding balance of the Loan. Chargor shall not reject any offer to terminate the Ply Gem Lease or an Acceptable Replacement Lease without first obtaining the written consent of the Chargee.

(7) Notwithstanding any provision of this Section 13.4 to the contrary, provided that (i) the Ply Gem Lease or an Acceptable Replacement Lease remains in effect, and (ii) the tenant under the Ply Gem Lease or an Acceptable Replacement Lease is not in default (as defined therein) beyond the expiration of any applicable notice and cure period, then this Section 13.4 is subject to the rights of the tenant under the Ply Gem Lease or an Acceptable Replacement Lease and the terms and conditions thereof. Notwithstanding the foregoing, the Chargee shall have the right, without premium or penalty to the Chargor, to apply Net Proceeds to payment of the Loan balance if Restoration cannot be completed prior to six months before the end of the Term.

SECTION 14 - IMPROVEMENTS, FIXTURES

14.1 All erections, buildings, improvements, fixed machinery, Equipment and plant, structures and fixtures, which are now or which shall hereafter be placed in or installed upon the Charged Premises, and which at law are fixtures, save for:

(1) tenants' fixtures, equipment and improvements which any tenant has the right to install upon and remove from the Charged Premises, or any part thereof, unless or until the right of the tenant to remove the same ceases, by abandonment or otherwise; and

(2) fixtures, equipment and improvements which have been leased by the Chargor but only for so long as such fixtures, equipment and improvements are not the property of the Chargor; shall form part of the realty and of the security hereby constituted and are included in the expression "Charged Premises".

SECTION 15 - ASSIGNMENT OF RENTS AND LEASES

15.1 As further security for the payment of all monies owing hereunder, the Chargor does hereby assign to the Chargee all Leases now or hereafter existing and all rights and benefits of all guarantees and indemnities thereof and all Rents which shall now or may hereafter become payable by reason of any Lease, tenancy or tenancies, or use or occupation of the Charged Premises, or any part thereof or of any guarantees and indemnities thereof which assignment shall be in priority to all other liens, charges and assignments granted to other parties by the Chargor (other than Permitted Encumbrances) and if the Chargor is in default in the observance or performance of any of the terms, covenants and conditions of this Charge, then the Chargee shall have the right, by its agent or otherwise, to take and receive Rents, issues and profits thereof.

                                                                             37.

SECTION 16 - NOTICE OF ALLEGED DEFAULTS BY LESSOR UNDER LEASES

16.1 The Chargor covenants and agrees with the Chargee to provide Chargee with a copy of any default notice sent to the tenant under the Ply Gem Lease or an Acceptable Replacement Lease.

SECTION 17 - MANAGEMENT, REPAIR AND INSPECTIONS

17.1 The Chargee acknowledges that the tenant under the Ply Gem currently self-manages the Charged Premises. If, at any time, the Ply Gem Lease or an Acceptable Replacement Lease is not in effect or is in default (as defined therein), the Charged Premises must, at all times be managed in a professional and prudent manner by Chargor or by a management company approved by the Chargee in its sole discretion to a standard equivalent to properties of similar size, location, age and class and the Chargor covenants to do so or cause the same to be done. The Chargee shall have the prior right of approval of any manager of the Charged Premises and any management agreement. In addition to any other rights hereunder of the Chargee, the Chargee shall have the right, at its sole discretion to replace any manager at the expense of the Chargor in the event the management standards are not maintained as required hereunder. The Chargee will accept the Chargor acting as manager of the Charged Premises provided that the Charged Premises are managed and maintained in accordance with the provisions hereof. If any management company is affiliated with the Chargor, such management company shall execute an agreement providing that (i) all management fees are subordinate to the Charge and the Security and (ii) any management agreement may be terminated by the Chargee in an Event of Default.

17.2 The Chargor shall promptly repair, maintain, restore, replace, rebuild, keep, make good, finish, add to and put in order the Charged Premises, so that the same shall, at all times, be in good condition and repair and in compliance with the requirements of all governmental authorities. The Chargor shall not commit or suffer any waste of the Charged Premises. Subject to the rights of any tenants, the Chargor shall comply with, or cause to be complied with, all statutes including without limitation the provisions of the Builders' Lien Act (Alberta), ordinances and requirements of any governmental body having jurisdiction with respect to the Charged Premises; the Chargor shall complete and pay for, within a reasonable time, any structure at any time in the process of construction on the Charged Premises. The Chargor shall permit the Chargee or its authorized agents at all reasonable times to enter upon the Charged Premises and inspect same, (such inspections may include but shall not be limited to environmental testing) and if such inspection reveals that any repairs or like actions are necessary that are the Chargor's obligations pursuant to this Charge, the Chargee may give notice to the Chargor requiring the Chargor commence action within thirty (30) days to repair, rebuild or reinstate the same, or take such other like action within a reasonable time. Upon the Chargor receiving any such notice, and failing to repair, rebuild, reinstate, or take such other like action in accordance with such notice within 105 days of the notice, such failure shall constitute a breach of covenant and an Event of Default hereunder, provided that if the Chargor fails to repair as aforesaid the Chargee may repair, rebuild or reinstate the Charged Premises at the cost of the Chargor and charge all sums of money determined by the Chargee to be properly paid therefor to the Chargor and interest shall be charged thereon at the Interest Rate until paid, which sums shall be payable on demand by the Chargor and shall be added to and become part of the Principal hereby secured and be a charge on the Charged Premises in favour of the Chargee and

                                                                             38.

shall be secured by this Charge and the Security. This provision shall be in addition to any statutory covenants implied in this Charge. The Chargor shall execute and deliver, from time to time, such further instruments as may be requested by the Chargee to confirm the lien or charge of this Charge on any of the Charged Premises.

SECTION 18 - EXPENSES OF OBTAINING AND MAINTAINING SECURITY

18.1 All reasonable and properly chargeable out-of-pocket solicitor's, inspector's, valuator's, consultant's, architect's, surveyor's and appraiser's fees and expenses for drawing and registering this Charge and the Security and financing statements in connection therewith and for examining the Charged Premises and the title thereto before the date hereof and for making and maintaining this Charge as a registered charge on the Charged Premises and maintaining the Security (including the registration and filing of renewals) and in exercising or enforcing or attempting to enforce or advising the Chargee in respect of defaults hereunder or in pursuance of any right, power, remedy or purpose hereunder or subsisting at law, any legal costs between solicitor and his own client generally as from time to time permitted by the laws of Alberta in connection therewith, and also reasonable allowance for the time, work and expenses of the Chargee or of any agent of the Chargee in connection therewith, and together with all reasonable sums which the Chargee may from time to time advance, expend or incur hereunder, for insurance premiums, Bills, Taxes, rates, or in or toward payment of prior liens, charges, encumbrances or claims charged or to be charged against the Charged Premises, or in maintaining, repairing, restoring or completing the Charged Premises, or in obtaining the renewal, from time to time, of filings or registrations pertaining to the Security, and in inspecting, leasing, managing or improving the Charged Premises as permitted hereunder, including the price or value of any goods of any sort or description supplied to be used on the Charged Premises as permitted hereunder, are to be secured hereby and by the Security and shall be a charge on the Charged Premises, together with the interest thereon at the Interest Rate, and all such monies shall be repayable to the Chargee, on demand, except as herein otherwise provided.

18.2 If any action or proceeding be commenced (except an action to foreclose this Charge or to collect the money that is secured hereby) in which the Chargee becomes a party or participant by reason of being the holder of this Charge or the indebtedness secured hereby, all sums paid by the Chargee for the expense of so becoming a party or participating (including all reasonable and properly chargeable legal costs as between a solicitor and his own client) shall, on written notice, be paid by the Chargor, together with interest thereon at the Interest Rate from the dates of payment of such sums by the Chargee, and shall be a lien and charge on the Charged Premises, prior to any right or title to, interest in, or claim upon the Charged Premises subordinate to the lien and charge of this Charge, and shall be deemed to be secured by this Charge and by the Security.

SECTION 19 - MAINTENANCE OF CHARGE

19.1 The Chargor will fully and effectually maintain and keep the security hereby created as a valid and effective security during the currency hereof and, except as permitted by this Charge, will not permit, suffer or cause the registration of any debt, lien, charge, mortgage, encumbrance

                                                                             39.

or privilege whatsoever upon, against or with respect to the Charged Premises or the assets ancillary thereto or used in connection therewith.

SECTION 20 - ACCELERATION

20.1 The whole of the Principal Sum together with interest thereon at the Interest Rate, interest on overdue interest and any amounts payable pursuant to
Section 3, and any other amounts secured hereby at the option of the Chargee, shall become due and payable and all powers conferred on the Chargee herein and hereby shall become exercisable, in like manner to all intents and purposes as if the time herein mentioned for payment of such Principal monies had fully come and expired, if otherwise provided in this Charge or if any of the following events shall occur (the occurrence of any such is hereinafter referred to as an "Event of Default"), and any applicable grace or cure period expires without cure having been completed:

(1) if any payment of any instalment of Principal, interest or any other monies due hereunder is not paid when due; or

(2) if any payment of any Taxes or other Bills described in Section 12.1(1) of this Charge, subject always to the provisions of Section 12.1(5) hereof, is not paid in full on or before the fifth (5th) day after the date on which such payment is due; or

(3) if any payment of any Insurance Escrow Payments described in Section 13.1 of this Charge is not paid in full on or before the fifth (5th) day after the date on which such payment is due; or

(4) upon default, beyond the expiration of any applicable notice and cure periods, either in delivering certified copies of policies of insurance or certificates therefor or in assigning the proceeds of such policies insuring against property loss or damage in accordance with Section 13 hereof or in reimbursing the Chargee for premiums paid on such insurance, as herein provided, or upon default in keeping in force the insurance herein required; provided that it shall not be an Event of Default if any policy of insurance is cancelled for non-payment of premium if (i) Chargee has required that insurance premiums be deposited with Chargee pursuant to Section 13.1 hereof and Chargor has timely deposited with Chargee sums sufficient to pay the premiums for such policies, and (ii) the failure to keep the policy in full force and effect is due solely to Chargee's failure to make a timely disbursement of funds to pay the premiums due on the policy when Chargee is required to do so under this Charge;or

(5) upon the actual waste, removal or demolition of, or material alteration to, any part of the Charged Premises, except as approved by the Chargee; or

(6) upon default or non-compliance with the provisions of the Builders' Lien Act (Alberta); or

(7) upon assignment by the Chargor to any other party of the whole or a part of the rents, income or profits arising from the Charged Premises, without the prior written consent of the Chargee; or

                                                                             40.

(8) upon the failure to remove, insurance against or bond over within thirty
(30) after the filing thereof of any tax notification or charge, lien or encumbrance required to be removed in accordance with this Charge or the Security, subject always to the provisions of Section 12.1(5) hereof; or

(9) upon default or non-compliance by the Chargor, or any other person bound by or acknowledged to be bound by the terms of this Charge, with respect to any of the provisions of this Charge, the Security or any other agreements registered on title which is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Chargee to Chargor, which notice may run concurrently with a notice of intention to enforce by the Chargee under the Bankruptcy and Insolvency Act (Canada), or
(ii) in the case of any other default, within thirty (30) days after written notice from Chargee to Chargor; provided that if a default under clause (ii) cannot reasonably be cured within such thirty (30) day period and Chargor has responsibly commenced to cure such default promptly upon notice thereof from Chargee and thereafter diligently proceeds to cure same, such thirty (30) day period shall be extended for so long as it shall require Chargor, in the exercise of due diligence, to cure such default, but in no event shall the entire cure period be more than one hundred five (105) days, except that with respect to a default or non-compliance under the Environmental Indemnity Agreement which requires remediation, the cure period shall be extended without limitation so long as Chargor is in the exercise of due diligence, to cure such default in accordance with the requirements of applicable environmental laws, and Chargee may, at Chargor's cost, retain an environmental consultant to review Chargor's actions in attempting to cure any default hereunder and advise Chargee as to whether, in the opinion of the environmental consultant, Chargor is proceeding to cure such default with due diligence in accordance with said environmental laws; or

(10) upon material non-compliance in respect of the Charged Premises with the provisions of the Environmental Protection and Enhancement Act (Alberta) and the Dangerous Goods, Transportation and Handling Act (Alberta) and any other laws, statutes, by-laws or codes relating to environmental matters; or

(11) subject to the provisions of Section 12.1(5) and Section 19.1 hereof, upon the registration or filing of any lien, charge or encumbrance against the Charged Premises, without the prior written consent of the Chargee, which consent may be withheld by the Chargee in its sole and absolute discretion, which is not removed, insured against or bonded over within thirty (30) days after the filing thereof; or

(12) if the Chargor shall become subject to an Event of Insolvency, or if the Chargor shall take any steps to terminate its corporate existence, voluntarily or under an order or decree of any court of competent jurisdiction, or otherwise; or

(13) except as otherwise permitted herein, any failure by the Chargor to comply with the terms, covenants and conditions of Section 24 of this Charge (entitled "Non-Transferability"); or

(14) any failure by the Chargor to comply with the terms, covenants and conditions of Section 11.1(16) of this Charge (entitled "Single Purpose Entity"); or

                                                                             41.

(15) if the Charged Premises are abandoned; or

(16) upon a default under any charge, lien, encumbrance which is secured by or creates a security interest in or with respect to the Charged Premises (and the Chargor shall forthwith deliver written notice to the Chargee of any such default upon becoming aware or receiving notice of the same); or

(17) if at any time during the Term there is a material breach of any representation or warranty contained herein or at any time during the Term any representation or warranty contained herein, in any material respect, is no longer true or accurate or becomes untrue or inaccurate for any reason and results in material adverse effect or in Chargee's sole discretion may result in material adverse effect; or

(18) except as otherwise permitted herein, if there is any change in the beneficial ownership of the Charged Premises without the Chargee's consent; or

(19) If Guarantor fails on the last day of any fiscal quarter to maintain the Net Worth Requirement and within sixty (60) days from the date Chargee notifies Chargor of such failure, Guarantor fails either to (I) deliver to Chargee evidence satisfactory to Chargee that Guarantor has attained the Net Worth Requirement, or (II) do each of the following (a) identify for Chargee an additional guarantor whose Net Worth (as determined by Chargee in its sole discretion) is, at such time, at least equal to the difference between the Net Worth of Guarantor, and the Net Worth Requirement, (b) cause such additional guarantor to execute and deliver to Chargee (i) a guarantee of Chargor's recourse obligations under the Charge and (ii) an environmental indemnity agreement, each on substantially the same form as the guarantee and environmental indemnity agreement executed by Guarantor, concurrently herewith;
(c) execute and deliver, and/or cause to be executed and delivered, as applicable, such other amendments and modifications to and reaffirmations of the Loan documents as Chargee may reasonably require; and (d) deliver opinions of counsel with respect to said additional Guarantor, such additional guaranty and environmental indemnity, and any such amendments and modifications to and reaffirmations of the Loan documents as Chargee may reasonably require;

SECTION 21 - REMEDIES ON DEFAULT

21.1 If an Event of Default has occurred hereunder and is continuing, and any applicable grace or cure period expires without cure having been completed, then at any time thereafter:

(1) the Chargee may terminate its obligation to advance any further monies hereunder;

(2) the Chargee may declare the Principal Sum, all accrued and unpaid interest thereon and all other monies secured hereunder to be immediately due and payable and proceed to exercise any and all rights hereunder or under the Security or any other rights available to it;

(3) the Chargee shall be entitled to collect from Chargor, to the extent permitted by applicable law, in addition to the amounts set forth in subsection 21.1(2) above, an amount, equal to the greater of (i) three (3) months interest at the Interest Rate on the Principal amount then outstanding and (ii) the positive excess of (A) the present value ("PV") of all future installments of principal and interest due under the Loan including the principal amount due at maturity

                                                                             42.

(collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Government of Canada Bond Yield (defined below) published during the second full week preceding the date on which such prepayment is payable for instruments having a maturity coterminous with the remaining term of the Loan, over (B) the principal amount of the Loan outstanding immediately before such prepayment. For purposes hereof, "Government of Canada Bond Yield" means the yield to maturity, less one-half percent, on the date of such prepayment of Government of Canada Bonds having the term to maturity closest to what otherwise would have been the remainder of the term of the Loan calculated from the date of prepayment. If there is more than one Government of Canada Bond with a maturity equally close to what otherwise would have been the remaining term of the Loan calculated from the date of prepayment, the selection of the applicable bond shall be made by the Chargee acting reasonably;

(4) the Chargee may at the expense of the Chargor, when and to such extent as the Chargee deems advisable, observe and perform or cause to be observed and performed any such covenant, agreement, proviso or stipulation, and the reasonable cost thereof, with interest thereon at the Interest Rate until paid, shall immediately become due from the Chargor to the Chargee forthwith after demand by the Chargee upon the Chargor therefor and shall be a lien and charge on the Charged Premises, prior to any right or title to, interest in, or claim upon the Charged Premises subordinate to the lien and charge of this Charge, and shall be deemed to be secured by this Charge and the Security;

(5) the Chargee may send or employ any inspector or agent to inspect and report upon the value, state and condition of the Charged Premises and may employ a lawyer to examine and report upon the title to the same;

(6) the Chargee may, subject to the requirements of law and the rights of the tenant under the Ply Gem Lease or an Acceptable Replacement Lease, without notice to the Chargor or any other party, enter into possession of the Charged Premises and whether in or out of possession collect the rents, issues and profits thereof, and make any demise or lease or sublease of the Charged Premises, or any part thereof, for such terms and periods and at such rents and upon such conditions as shall appear to the Chargee most advantageous and as can reasonably be obtained therefor in the circumstances and the power of sale hereunder may be exercised either before or after and subject to any such demise, lease or sublease. Notwithstanding the foregoing, the Chargee shall not, prior to completion of foreclosure, agree to any reduction of rent under the Ply Gem Lease or an Acceptable Replacement Lease, modify the terms of the Ply Gem Lease or an Acceptable Replacement Lease, or cancel or terminate the Ply Gem Lease or an Acceptable Replacement Lease unless the tenant under the Ply Gem Lease or an Acceptable Replacement Lease is in default (as defined therein) beyond an applicable cure period;

(7) subject to applicable law, it shall be lawful for and the Chargor hereby grants full power, right and license to the Chargee to enter, without notice and to seize and distrain upon the Charged Premises, or any part thereof, and by distress warrant to recover by way of rent reserved as in the case of a demise of the Charged Premises, as much of the monies secured hereby as shall from time to time be or remain in arrears or unpaid, together with all costs, charges or expenses attending such levy or distress, as in like cases of distress for rent;

                                                                             43.

(8) subject to applicable law, the Chargee, on default of payment for at least fifteen (15) days may, on at least thirty-five (35) days' notice sell and dispose of the Charged Premises with or without entering into possession of the same; and all remedies available may be resorted to and all rights, powers and privileges granted or conferred upon the Chargee under and by virtue of any statute or by this Charge may be exercised and no want of notice or publication or any other defect, impropriety or irregularity shall invalidate any sale made or purporting to be made of the Charged Premises; and the Chargee may sell, transfer and convey all or any part or parts of the Charged Premises by such method and on such terms and on credit or for part cash and part credit, (provided the Chargee shall not be accountable for any default in respect of the credit) secured by contract or agreement for sale, or charge, or otherwise, as shall appear to the Chargee most advantageous and for such prices as can reasonably be obtained therefor in the circumstances; and in the event of sale on credit or part cash and part credit, whether by way of contract for sale or by conveyance or transfer, charge, or otherwise, the Chargee is not to be accountable for or charged with any monies until the same shall be actually received in cash or received under a take-back charge; and sales may be made from time to time of parts of the Charged Premises to satisfy interest or leaving the Principal or part thereof to run with interest at the Interest Rate; and the Chargee may make any stipulations as to title or evidences or commencement of title or otherwise as the Chargee shall deem proper and may buy in or rescind or vary any contract for sale; and on any sale or resale, the Chargee shall not be answerable for loss occasioned thereby; and for any of such purposes the Chargee may make and execute all arrangements and assurances that the Chargee shall deem advisable or necessary;

(9) the Chargee shall be entitled from time to time (in addition to and without prejudice to all its other rights and privileges) to appoint a receiver or a receiver and manager (which receiver or receiver and manager is hereinafter referred to as a "Receiver") of the Charged Premises and of the rents, issues and profits thereof without the necessity of first exercising its right to enter into possession. Such Receiver may be appointed upon delivery by the Chargee to the Receiver of a notice in writing as to default under the provisions of this Charge. Upon the appointment of a Receiver from time to time the following provisions shall apply:

      (a) the Receiver shall have unlimited access to the Charged Premises as agent and attorney for the Chargor (which right of access shall not be revocable by the Chargor) and shall have full power and unlimited authority (but no obligation) to take all actions necessary in regard to the Charged Premises, including the sale of all or part or parts of the Charged Premises without notice and by such method(s) and upon such terms and conditions as the Receiver deems necessary or desirable;

      (b) the Receiver shall be the irrevocable agent or attorney of the Chargor for the collection of all rents falling due in respect of the Charged Premises or any part thereof whether in respect of any tenancies created in priority to this Charge or subsequent thereto;

      (c) the Receiver may, in the discretion of the Chargee and by writing be vested with all or any of the powers and discretion of the Chargee;

                                                                             44.

      (d) the Chargee may from time to time by such writing fix the remuneration of the Receiver who shall be entitled to deduct the same out of the revenue from the Charged Premises or the proceeds thereof;

      (e) the Receiver shall, so far as concerns responsibility for his acts or omissions, be deemed the agent or attorney of the Chargor and in no event the agent of the Chargee;

      (f) the appointment of the Receiver by the Chargee shall not incur or create any liability on the part of the Chargee to the Receiver in any respect and such appointment or anything which may be done by the Receiver or the removal of the Receiver or the termination of any such receivership shall not have the effect of constituting the Chargee a mortgagee in possession in respect of the Charged Premises or any part thereof;

      (g) the Receiver shall from time to time have the power to rent any portion of the Charged Premises which may become vacant for such term and subject to such provisions as shall appear to the Receiver most advantageous and as can reasonably be obtained therefor in the circumstances, and in so doing the Receiver shall act as the attorney or agent of the Chargor and shall have authority to execute any offer to lease, tenancy agreement or lease of any space in the Charged Premises in the name of and on behalf of the Chargor and the Chargor undertakes to ratify and confirm whatever actions the Receiver may take in such regard;

      (h) the Receiver shall have full power to complete any unfinished construction on the Charged Premises with the intent that the Charged Premises when so completed shall be complete structures as represented by the Chargor to the Chargee for the purpose of obtaining the Loan;

      (i) the Receiver shall have full power to manage, operate, repair, alter or extend the Charged Premises or any part thereof in the name of the Chargor for the purpose of securing the payment of rental or revenue from the Charged Premises or any part thereof;

      (j) the Receiver shall account for the monies received in respect of the Charged Premises or any part thereof and out of such cash so received the Receiver shall, subject to the further direction of the Chargee in its discretion, in the following order pay:

            (i)   the Receiver's remuneration aforesaid;

            (ii) all payments reasonably made or incurred by the Receiver in connection with the receivership;

            (iii) all payments of interest, Principal and other money which may, from time to time, be or become charged upon the Charged Premises in priority to this Charge, and all Bills, Taxes, insurance premiums and every other

                                                                             45.

                  proper expenditure reasonably made or incurred by the Receiver in respect to the Charged Premises or any part thereof;

            (iv) all payments to the Chargee of all interest due or falling due hereunder and the balance to be applied upon Principal due and payable and secured hereby; and

            (v) and thereafter any surplus remaining in the hands of the Receiver after payments made as aforesaid shall be accountable to the Chargor or other persons entitled thereto;

      (k) the Chargee may at any time and from time to time terminate the receivership by notice in writing to the Chargor and to the Receiver; and

      (1) save as to claims for accounting under Section 21.1(9)(j) above, the Chargor hereby releases and discharges the Chargee and the Receiver from every claim of every nature, whether resulting in damages or not, which may arise or be caused to the Chargor by reason or as a result of anything done by the Chargee or any successor or assign claiming through or under the Chargee or the Receiver under the provisions of this Section unless such claim be the direct result of dishonesty or gross neglect.

21.2

(1) The foreclosure, cancellation or any other dealing with any Security shall not release or affect this Charge, and the taking of this Charge, or the foreclosure or cancellation of, or any other dealing with, or proceeding under, this Charge, shall not release or affect any Security;

(2) The Chargee may at any and all times release any part or parts of the Charged Premises or any other Security or any surety for payment of all or any part of the monies hereby secured or may release the Chargor or any other person from any covenant or other liability to pay the Principal Sum and interest and all other monies secured hereby, or any part thereof, either with or without any consideration therefor, and without being accountable for the value thereof or for any monies except those actually received by the Chargee, and without thereby releasing any other part of the Charged Premises, or any other Security or covenants herein contained, it being especially agreed that notwithstanding any such release, the Charged Premises, Security and covenants remaining unrelated shall stand charged with the whole of the monies hereby secured;

(3) In the event of the monies advanced hereunder are applied to payment of any charge or encumbrance, the Chargee shall be subrogated to all the rights of and stand in the position of and be entitled to all the equities of the party or parties so paid whether such charge or encumbrance has or has not been discharged; and the decision of the Chargee as to the validity or amount of any advance or disbursement made under this Charge or of any claims so paid, shall be final and binding on the Chargor; and

(4) The Chargee shall not be charged with any monies receivable or collectible out of the Charged Premises or otherwise, except those actually received by or on behalf of the Chargee and all revenue of the Charged Premises received or collected by the Chargee from any source

                                                                             46.

other than payment by the Chargor may, at the option of the Chargee be retained in a separate account to be used in maintaining or insuring or improving the Charged Premises to the extent required for such purpose in the opinion of the Chargee acting reasonably; or in payment of Taxes or other liens, charges or encumbrances against the Charged Premises; or applied in reduction of the amounts owing hereunder.

SECTION 22 - LEASES AND RENTS

(1) Chargor may enter into new Leases for space at the Charged Premises and renew or extend existing Leases without Chargee's prior written consent provided that each such Lease (i) is not a Major Lease as defined below, (ii) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed (unless in the case of a renewal or extension, the rent payable during such renewal term or a formula or other method to compute such rent has been specified in the original Lease), (iii) is entered with a tenant that is an independent third party not affiliated with Chargor and is the result of an arms-length transaction, and (iv) will not have a materially adverse effect on the value of the Charged Premises taken as a whole. All proposed Leases which do not satisfy the requirements set forth in this Section are subject to Chargee's prior written approval (which approval shall not be unreasonably withheld or delayed) at Chargor's expense (including reasonable fees for Chargee's solicitors, if required), provided that any restrictions on assignment and subletting of the Charged Premises are subject to the rights of the tenant under the Ply Gem Lease or an Acceptable Replacement Lease and the terms and conditions thereof. Chargor shall promptly deliver to Chargee a copy of each Lease entered after the date of this Charge, which copies shall be deemed to be certified by Chargor to Chargee as complete and accurate copies, together with Chargor's certification that it has satisfied all of the conditions of this Subsection. Chargee's acceptance of a copy of any Lease shall not be deemed a waiver of the requirements of this Section if the Lease is not in compliance herewith. Chargee acknowledges receipt and approval of the Ply Gem Lease, which Ply Gem Lease shall constitute one of the Leases.

(2) As long as the Lease is not a Major Lease and except as otherwise provided in this Section, Chargor may, without Chargee's prior written consent, (i) amend, supplement, waive or terminate the terms of any Lease (including without limitation shortening the lease term, reducing rents, granting rent abatements, or accepting a surrender of all or any portion of the leased space), (ii) cancel or terminate any Lease, or (iii) subject to Subsection 22(3) below, amend, supplement, waive or terminate the terms of any guaranty, letter of credit or other credit support with respect to any Lease; provided that, in each case, such action (taking into account the planned alternative use of the affected space in the case of termination, rent reduction, surrender of space or shortening of term) does not have a materially adverse effect on the value of the Charged Premises taken as a whole and provided further that such Lease, as amended, supplemented or waived is otherwise in compliance with the requirements of this Charge and any lease subordination agreement binding upon the Chargee with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace/cure periods shall not be considered action which has a material adverse effect on the value of the Charged Premises taken as a whole. Any action which does not satisfy the requirements set forth in this subsection shall be subject to Chargee's prior written approval at Chargor's expense (including reasonable fees for Chargee's solicitors, if required).

                                                                             47.

Chargor shall promptly deliver to Chargee a copy of all instruments documenting the action taken, which copies shall be deemed to be certified by Chargor to Chargee as complete and accurate copies, together with Chargor's certification that it has satisfied all of the conditions of this Subsection. Chargee's acceptance of a copy of any such document shall not be deemed a waiver of the requirements of this subsection if such action is not in compliance herewith.

(3) Chargor (i) shall observe and perform all obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Loan; (ii) upon Chargee's request, shall promptly send copies to Chargee of all notices of default which Chargor shall send or receive under any Lease; (iii) shall diligently enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases on the tenant's part to be observed or performed, including but not limited to those items contained in the Ply Gem Lease or an Acceptable Replacement Lease; provided, however, that Chargor may, in its sole discretion, waive any breach by the tenant under the Ply Gem Lease or an Acceptable Replacement Lease of any financial/operating covenants or reporting requirements in the Ply Gem Lease or an Acceptable Replacement Lease; (iv) shall not collect any of the rents more than one (1) month in advance of the date when due under the lease (provided that a security deposit shall not be deemed rent collected in advance and provided further that rent under the Ply Gem Lease or an Acceptable Replacement Lease may be collected no more than three (3) months in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the rents; and
(vi) shall not consent to any assignment of, or subletting under, any Lease not in accordance with express terms thereof, without Chargee's prior written consent.

(4) For purposes of this Charge, a "Major Lease" shall mean any Lease or Leases to a single tenant or related tenants which, in the aggregate, (i) provide for rental income representing ten percent (10%) or more of the total rental income for the Charged Premises, or (ii) cover ten percent (10%) or more of the total rentable space of the Charged Premises. Chargee shall review and approve such leases in a reasonable and timely period.

(5) Notwithstanding any provision of this Section 22, in any circumstance where, pursuant to the terms of the Ply Gem Lease or an Acceptable Replacement Lease, Chargor's consent to any action under the Ply Gem Lease or an Acceptable Replacement Lease shall not be unreasonably withheld or delayed, and such action requires the consent of the Chargee, the Chargee's consent to such action shall likewise not be unreasonably withheld or delayed. If Chargor submits to Chargee a written request for approval with respect to a proposed Lease (or a proposed extension, modification or expansion of an existing Lease) and Chargee fails to approve or disapprove any such action within 15 Business Days after Chargee receives from Chargor such request together with a copy of the final version of such proposed Lease (or proposed extension, modification or expansion of an existing Lease), such action shall be deemed approved, provided that Chargee will only be deemed to have given such approval if, and only if, such request includes all of the supporting documentation reasonably necessary for Chargee to make a decision regarding such request, as determined by Chargee, and includes the following in all capital, bolded, block letters on the first page thereof:

            "THE FOLLOWING REQUEST REQUIRES A RESPONSE
            WITHIN 15 BUSINESS DAYS OF RECEIPT. FAILURE TO

                                                                             48.

            DO SO WILL BE DEEMED AN APPROVAL OF THE REQUEST."

(6) Chargee acknowledges that Chargor may enter into certain landlord waivers with respect to CWD WINDOWS AND DOORS, INC.'s equipment, personal property and inventory located in, on and around the Charged Premises, and that Chargor shall be entitled to enter into landlord waivers in the future without Chargee's consent so long as they are entered into in a form approved in advance by Chargee and in the normal course of business and contain customary provisions and otherwise reasonably acceptable to Chargee requiring the person, firm or entity that finances and/or leases CWD WINDOWS AND DOORS, INC.'s furniture, fixtures and equipment to promptly remove CWD WINDOWS AND DOORS, INC.'s furniture, fixtures and equipment within a reasonable period of time after a default occurs under the Ply Gem Lease. In addition, Chargor shall be entitled to enter into a consent (and Chargee shall also execute such consent if requested by Chargor) to any encumbrance by CWD WINDOWS AND DOORS, INC. of its leasehold interest so long as such consent contains reasonable and customary landlord protections. Chargee has no obligation to enter into a nondisturbance or recognition agreement with any such leasehold mortgagee.

SECTION 23 - RIGHTS OF CHARGEE SHALL BE SEPARATE - EXTENSIONS

23.1 The rights of the Chargee arising under this Charge shall be separate, distinct and cumulative and, except as expressly provided herein, none of them shall be in exclusion of the other and no act of the Chargee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

23.2 No extension of time given by the Chargee to the Chargor or anyone claiming under the Chargor, shall in any way affect or prejudice the rights of the Chargee against the Chargor or any person liable for payment of the monies hereby secured.

SECTION 24 - NON-TRANSFERABILITY, PARTIAL DISCHARGE AND NO SUBSEQUENT ENCUMBRANCING

24.1 The Chargor or any beneficial owner of the Charged Premises shall not either directly or indirectly sell, convey, transfer, mortgage, grant encumbrance, charge, pledge, assign or dispose of the legal or beneficial interest of the Charged Premises or any part thereof or the interest of the Chargor in the Charged Premises without the prior written consent of the Chargee, which consent may be withheld by the Chargee in its sole and absolute discretion.

24.2 The Chargor shall not, without the prior written consent of the Chargee, which consent may be withheld by the Chargee in its sole and absolute discretion, create or permit to exist any mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest or other encumbrance affecting the Charged Premises, other than this Charge and the Security. Notwithstanding the foregoing, intra-company debt provided by an Affiliate of Chargor shall be allowed provided such debt is subordinate to the Loan and not secured by the Charged Premises.

24.3 Notwithstanding the provisions of this Section 24 to the contrary, the Charged Premises may be sold and transferred with the prior written consent of the Chargee in the case of a

                                                                             49.

proposed transferee whose entity status, creditworthiness and management ability meet standards consistently applied by the Chargee for approval of Chargors for similar properties under mortgage loans secured by similar properties, provided that (i) only two (2) such transfers shall be permitted during the term of the Charge, (ii) prior to the effective date of the transfer, the transferee shall execute and deliver to Chargee a written assumption agreement in form and substance acceptable to Chargee in its sole discretion, (iii) a transfer fee equal to 1.0% of the Loan amount (except that with respect to any transfer of the Charged Premises to an Affiliate of Chargor, the assumption fees shall be waived) plus all costs incurred by the Chargee relating to the proposed transfer shall be paid by Chargor to Chargee upon notice being given to Chargor of approval of the proposed transfer, including, without Limitation, its solicitors fees, accountants fees, and fees or costs charged by any Rating Agencies, (iv) no transfer shall be permitted hereunder if an Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, or if a default under the Ply Gem Lease or an Acceptable Replacement Lease (as defined therein) has occurred and is continuing, (v) such transferee shall be a single purpose entity if required by Chargee, and (vi) Chargee may require that written confirmation be obtained from one or more Rating Agencies that the transfer will not result in a downgrade of any securities which may have been issued in connection with a securitization of the Loan, In connection with such transfer, if a transferee of creditworthiness acceptable to Chargee, in its sole discretion, assumes all obligations of Guarantor pursuant to an assumption agreement and executes an environmental indemnity and a guarantee acceptable to Chargee in its sole discretion, then from and after the date of such assignment, Chargee shall release Guarantor from all obligations thereafter accruing under the Charge, but not for obligations under the Charge which accrued prior to the date of the transfer.

24.4 Notwithstanding any provisions of this Section 24.1 to the contrary, and provided that no Event of Default has occurred and is continuing under the Charge, Chargor and Guarantor shall be permitted at any time and from time to time to transfer or convey (through merger or otherwise) their interests in Chargor and Chargor shall be entitled to transfer the Property, as applicable, to any Affiliate of either of them, provided that following the transfer any new guarantor or guarantors shall satisfy the Net Worth Requirement, without payment of any prepayment or transfer fee so long as such transfer does not result in a downgrade, qualification or withdrawal of securities and provided that any transferee of the Charged Premises is a single purpose, bankruptcy remote entity (based upon Chargee's review of the transferee's organizational structure, and as evidenced by a non-consolidation opinion to be delivered at Chargee's request and in form and substance reasonably acceptable to Chargee). As used herein, the term "Affiliate" refers to another W.P. Carey Parent (as hereinafter defined) or to an entity which controls, is controlled by or is under common control with Corporate Property Associates 14 Incorporated, Corporate Property Associates 15 Incorporated, Corporate Property Associates 12 Incorporated, or their successors, or the Guarantor or any other funds which is a member of the W.P. Carey family of funds (each, a "W.P. Carey Parent"). In connection with the transfer of the Property or interests in Chargor to any Affiliate, if the W.P. Carey Parent of such Affiliate (i) assumes all of the obligations of Guarantor pursuant to an assumption agreement satisfactory to Chargee, in its sole discretion, which assumption agreement provides, among other things for the assumption of all liabilities of whatever nature in connection with the Loan accruing from and after the date of such transfer, and for waivers of any and all defences in connection with such liabilities and obligations under the Charge and in connection with the assumption and (ii) such transferee delivers to Chargee an opinion of counsel as to the enforceability of such assumption

                                                                             50.

and the waivers of defences thereunder, and a non-consolidation opinion, each in form and substance satisfactory to Chargee, in its sole discretion, then upon such transfer, Chargee shall release Guarantor from all liabilities under the Charge which arise with respect to matters that occur after, but not prior to, such transfer, and (iii) the new W.P. Carey Parent satisfies the Net Worth Requirement. Chargor agrees to pay all of Chargee's expenses incurred in connection with reviewing and documenting a transfer (including, without limitation, the costs of obtaining rating confirmations if required), which amounts must be paid by Chargor whether or not the proposed transfer is approved, if approval is required. Upon Chargor's failure to pay such amounts, and in addition to Chargee's remedies for Chargor's failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the default rate until paid in full, and payment of such amounts shall be secured by the Security and other collateral given to secure the Charge.

24.5 SALE/ENCUMBRANCE DEFINED. A sale, conveyance, transfer, mortgage, grant, encumbrance, charge, pledge or assignment within the meaning of this Section 24 shall be deemed to include, but not be limited to (a) an installment sales agreement wherein Chargor agrees to sell the Charged Premises or any part thereof for a price to be paid in installments; (b) an agreement by Chargor leasing all or a substantial part of the Charged Premises for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Chargor's right, title and interest in and to any Leases or any Rents; (c) if Chargor or any Guarantor of Chargor is a corporation, or if Chargor is a limited partnership or limited liability company and its general partner or managing member (or if no managing member, any member), respectively, is a corporation, (i) the merger, amalgamation or voluntary or involuntary sale, conveyance or transfer of such corporation's shares (or the shares of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new shares by which an aggregate of more than 49% of such corporation's shares shall be vested in a party or parties who are not now owners of more than 49% of such corporation's shares or (ii) the pledge of any such corporation's shares; (d) if Chargor is a general partnership, limited partnership or joint venture, or if Chargor is a limited partnership or limited liability company and its general partner or managing member (or if no managing member, any member), respectively, is a general partnership, limited partnership or joint venture: (i) the change, removal or resignation of a general partner, or (ii) or the voluntary or involuntary sale, conveyance, transfer or pledge of the partnership interest of any general partner or limited partner or of any profits or proceeds relating to such partnership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Chargor, or the profits or proceeds relating thereto, having been transferred or pledged or (iii) the creation or issuance of new limited partnership interests, by which an aggregate of more than 49% of such limited partnership interests are held by parties who are not currently limited partners; and (e) if Chargor is a limited liability company or if Chargor is a limited partnership or limited liability company and its general partner or managing member (or if no managing member, any member) is a limited liability company: (i) the change, removal or resignation of any managing member (or if no managing member, any member), or (ii) the voluntary or involuntary sale, conveyance, transfer or pledge of the membership interest of a managing member or of any membership interest of any other member or any profits or proceeds relating to any such membership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Chargor, or the profits or proceeds relating thereto, having been transferred or pledged, or (iii) the creation or issuance of new membership interests, by which an

                                                                             51.

aggregate of more than 49% of such membership interests are held by parties who are not currently members.

24.6 CERTAIN PERMITTED TRANSFERS. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, encumbrance, pledge, assignment or transfer within the meaning of this Section 24:

(a) except as otherwise permitted in the following clause (c), transfers of Equity Interests which, in the aggregate over the term of the Loan (i) do not exceed forty-nine percent (49%) of the total interests in Chargor or in Guarantor, as applicable; (ii) do not result in any Person holding an Equity Interest in Chargor which exceeds forty-nine percent (49%) of the total Equity Interests in Chargor and (iii) do not result in a change of control;

(b) transfers with respect to any Person whose shares are traded on a nationally recognized stock exchange;

(c) transfers which are otherwise permitted in accordance with this Section 24;

(d) Permitted Encumbrances;

(e) all transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality;

(f) transfers which are otherwise permitted in accordance with Section 22;

(g) the sale, transfer, assignment, or hypothecation of a shareholder interest by a current or future shareholder in the Guarantor, or any Affiliate that shall become the Guarantor, or the issuance of additional shares by any of the foregoing;

(f) transfer by devise or descent or by operation of law upon the death of a stockholder of Chargor or any Guarantor, and

(g) a sale, transfer, assignment or hypothecation of a shareholder interest in Chargor, by a current shareholder, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such shareholder, or to a trust for the benefit of an immediate family member of such shareholder.

24.7 CHARGEE'S RIGHTS. Chargee reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Commitment Letter, this Charge and the other Security as so modified by the proposed transferee, payment of a transfer fee and all of Chargee's expenses incurred in connection with such transfer, or such other conditions as Chargee shall determine in its sole discretion to be in the interest of Chargee. Chargee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Loan immediately due and payable upon Chargor's sale, conveyance, mortgage, grant, encumbrance, pledge, assignment, or transfer of the Charged Premises without Chargee's consent. This provision shall apply to every sale, conveyance, mortgage, grant, encumbrance, pledge, assignment, or transfer of the Charged Premises regardless of whether voluntary or not, or whether or not Chargee has consented to any

                                                                             52.

previous sale, conveyance, mortgage, grant, encumbrance, pledge, assignment, or transfer of the Charged Premises.

SECTION 25 - DISCHARGE AND RENEWAL

25.1 Any discharge of this Charge shall be prepared by the Chargee and the Chargee shall have a reasonable time after the payment of the Charge monies within which to prepare and execute such discharge and all reasonable legal and other expenses for the preparation, execution and registration of such discharge and/or documents, as the case may be, shall be borne by the Chargor.

25.2 Subject to Section 5.1 hereof, upon payment of all amounts secured by this Charge, the Chargor shall be entitled to receive and the Chargee shall provide a discharge of this Charge and the Security within a reasonable period of time after the request therefor.

SECTION 26 - FINANCIAL DATA

26.1 Chargor shall keep adequate books and records of account with respect to the operation of the Charged Premises, in accordance with methods acceptable to Chargee in its sole discretion, consistently applied, including, without limitation, balance sheets, profit and loss statements, rent rolls and tax returns, and if required by Chargee shall furnish the following to Chargee:

(1) within thirty (30) days after the end of each fiscal quarter, quarterly certified rent rolls signed and dated by Chargor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease, security deposits and the term of each Lease, including the expiration date, the extent to which any tenant is in default under any Lease which is not a residential lease, and any other information as is reasonably required by Chargee;

(2) if at any time the Ply Gem Lease or an Acceptable Replacement Lease is not in effect, within thirty (30) days after the close of each fiscal quarter, a quarterly operating statement of the Charged Premises detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, together with a balance sheet for such quarter, to be prepared by Chargor in the form required by Chargee and, if available, any quarterly operating statement and/or balance sheet prepared by an independent chartered accountant;

(3) within ninety (90) days after the close of each fiscal year of Chargor and of each of the Guarantors, an annual balance sheet and profit and loss statement of Chargor, and of each of the Guarantors, in the form required by Chargee, prepared and certified by the respective Chargor and/or Guarantor, as applicable;

(4) within ninety (90) days after the close of each fiscal year, an annual certified rent roll presented on a quarterly basis consistent with the quarterly certified rent rolls described above;

(5) if at any time the Ply Gem Lease or an Acceptable Replacement Lease is not in effect, at least thirty (30) days prior to the start of each calendar year, an annual operating budget

                                                                             53.

presented on a quarterly basis consistent with the quarterly operating statement described above for the Charged Premises, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements;

(6) in a timely manner, during the first year of the Loan and upon request of Chargee thereafter, such other financial statements, including monthly operating statements and rent rolls, as Chargee may reasonably request; and

(7) all such annual financial statements required by Chargee shall include a balance sheet and a detailed statement of income and expenditures, a statement of changes in financial position and supporting notes and schedules.

All reports or documentation required under this Section to be provided to Chargee shall be certified as true, complete and accurate by Chargor.

(8) Notwithstanding anything to the contrary in this Section 26 if such items requested pursuant to Subsections 26.1(1)-(7) are delivered at any other time other than that required under Subsection 26.1(1)-(7) to Chargor by the tenant under the Ply Gem Lease or an Acceptable Replacement Lease, Chargor will deliver said items to Chargee within ten (10) days of receipt thereof and Chargor shall upon Chargee's request obtain from the tenant under the Ply Gem Lease or an Acceptable Replacement Lease said items or other financial information as may be required under the Ply Gem Lease or an Acceptable Replacement Lease and deliver a copy thereof to Chargee promptly upon receipt.

26.2 Chargee and its agents shall have the right upon prior written notice to Chargor (notice to be given unless an Event of Default has occurred and is then continuing) to examine the records, books and other papers which reflect upon Chargor's financial condition or pertain to the income, expense and management of the Charged Premises. Chargee and its agents shall have the right to make copies and abstracts from such materials. Chargor shall furnish to Chargee and its agents convenient facilities at the Charged Premises for the examination and audit of any such books and records at all reasonable times.

26.3 Chargee and its agents shall have the right upon prior written notice to Chargor (notice to be given unless an Event of Default has occurred and is then continuing) to conduct a physical inspection of the Charged Premises at all reasonable times.

26.4 If Chargor shall fail to comply with the requirements of this Section 26 within thirty (30) days after written notice from Chargee to Chargor (which notice shall satisfy the notice requirements of Section 20 captioned "Acceleration" and shall not be in addition thereto), then, in addition to the Event of Default occurring due to such failure, Chargor shall be required to pay a penalty in the initial amount of $2,500, which penalty shall increase by an additional $5,000 for each 30 day period for which such failure remains uncured. To the extent such penalty remains unpaid, it shall be a charge against the Charged Premises. In addition, Chargee shall have the right to offset any amounts of interest earned and payable to Chargor in accordance with the terms of this Charge or any reserve agreement for replacements, tenant improvements, leasing commissions or any other similar escrow agreement against any such penalty due and owing to

                                                                             54.

Chargee. Such offset right shall exist regardless of whether the interest to be credited to Chargor accrued prior to or following the imposition of the penalty.

SECTION 27 - NO MERGER OR WAIVER OF CHARGEE'S RIGHTS

27.1 The Chargor covenants and agrees with the Chargee that:

(1) The giving and taking of this Charge shall in no way merge, waive, prejudice, suspend or affect any of the rights or remedies of the Chargee under any Security which may be given or which may have been or may hereafter be given in respect of the Principal Sum hereof, interest and other monies secured by this Charge, or any part thereof, or under the Security and all rights and remedies which the Chargee now has or may hereafter have against any one or more persons, are hereby preserved. All payments made hereunder shall reduce pro tanto the amount secured under the Security, and vice versa and any default under any Security shall constitute a default under this Charge and vice versa;

(2) The taking of a judgment or judgments under any of the covenants or obligations herein or under any Security shall not operate as a merger of the covenants of the Chargor or affect the Chargee's right to interest at the rate provided in this Charge on any monies due or owing to the Chargee during the continuance of this Charge, under any of the covenants herein contained or on any judgment to be recovered thereon;

(3) The covenant of the Chargor to pay interest shall not merge in any judgment in respect of any covenant or obligation of the Chargor under this Charge or any Security and such judgment shall bear interest at the Interest Rate until such judgment and all interest thereon have been paid in full;

(4) Any waiver by the Chargee of any default by the Chargor or any omission on the Chargee's part in respect of any default by the Chargor shall not extend to or be taken in any manner whatsoever to affect any subsequent default by the Chargor or the rights resulting therefrom.

SECTION 28 - LIMITATIONS ON PERSONAL LIABILITY.

28.1 NONRECOURSE OBLIGATION. Except as otherwise expressly provided in this
Section 28, Chargee shall not enforce the liability and obligation of Chargor to perform and observe the obligations contained in this Charge by any action or proceeding wherein a money judgment shall be sought against Chargor, except that Chargee may bring, and name Chargor as defendant in, any sale procedure, foreclosure action, action for specific performance or other action or proceeding to enable Chargee to enforce and realize upon this Charge or the Security and the interest in the Charged Premises and Rents and any other collateral given to Chargee created by this Charge and the Security; provided, however, that any judgment in any such action or proceeding shall be enforceable against Chargor only to the extent of Chargor's interest in the Charged Premises, in the Rents and in any other collateral given to Chargee.

28.2 PERSONAL LIABILITY FOR CERTAIN LOSSES. Notwithstanding Section 28.1 above, Chargor shall be personally liable for any loss, cost, liability, claim, damage or expense sustained or incurred by Chargee arising out of or attributable to any of the following:

                                                                             55.

      (a) fraud or material misrepresentation or failure to disclose a material fact by Chargor or any other party or entity in connection with the application for the Loan or the execution and delivery of this Charge or any of the Security, or in any certificate, report, financial statement or other instrument or document furnished to Chargee in connection herewith or hereafter, or in connection with any request for any action or consent by Chargee made during the term of this Charge;

      (b) failure by Chargor to comply with any of the provisions of Section 24 of the Charge (captioned: Non Transferability, Partial Discharge and No Subsequent Encumbrancing);

      (c) failure by Chargor to comply with any of the provisions of Section 11.1(16) of this Charge (captioned: Single Purpose Entity), limited, however, to $1,416,667, in lawful money of Canada;

      (d) fees, commissions or other payments and distributions made by Chargor to any affiliate, member, general partner, principal or beneficial owner of Chargor in violation of the terms of this Charge, limited, however, to $1,416,667, in lawful money of Canada;

      (e) misapplication or misappropriation by Chargor of any insurance proceeds or condemnation awards due to Chargee under this Charge;

      (f) misapplication or misappropriation of tenant security deposits or other refundable deposits held by Chargor or any other party on behalf of Chargor in connection with Leases (as defined in this Charge);

      (g) Rents received from tenants more than three months in advance or any misappropriation of Rents;

      (h) physical waste of the Charged Premises, or damage to the Charged Premises as a result of willful or intentional misconduct, criminal acts or gross negligence of Chargor, its agents and property managers, or by any affiliate, or beneficial owner of Chargor;

      (i) removal of all or any portion of personal property in violation of the terms of this Charge; and

      (j) any seizure, forfeiture or loss of all or any part of the Charged Property resulting from criminal acts perpetrated by Chargor, or any affiliate, or beneficial owner of Chargor.

28.3 NO IMPAIRMENT. Nothing contained in this Section 28 shall (a) constitute a waiver, release or impairment of the indebtedness evidenced by this Charge or any other obligations of Chargor under the Security or any liens, assignments or security interests created by any of the Security; (b) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity Agreement, guarantee, master lease or similar instrument made in connection with this Charge, or any Security; (c) impair Chargee's right to name Chargor as a

                                                                             56.

party defendant in any action, suit or procedure for judicial foreclosure or sale under the Charge or any security; (d) impair Chargee's right to obtain the appointment of a receiver; (e) impair Chargee's right to obtain a deficiency judgment or other judgment on this Charge against Chargor if necessary to enforce any guarantee or indemnity provided in connection with this Charge, provided that Chargee shall enforce such judgment against Chargor only to the extent permitted by this Charge, or (f) impair Chargee's right to obtain a deficiency judgment or other judgment on this Charge against Chargor if necessary to obtain any insurance proceeds or condemnation awards to which Chargee would otherwise be entitled under this Charge provided that Chargee shall enforce such judgment against Chargor only to the extent of the insurance proceeds and/or condemnation awards.

28.4 NO WAIVER OF CERTAIN RIGHTS. Nothing contained in this Section shall be deemed a waiver of any right which Chargee may have under the Bankruptcy and Insolvency Act (Canada) to file a claim for the full amount of the indebtedness evidenced hereby or secured by this Charge or to require that all of the collateral shall continue to secure all of the indebtedness owing to Chargee in accordance with this Charge and the Security.

SECTION 29 - DISTRESS - ATTORNMENT

29.1 The Chargee may distrain for arrears of interest and Principal and the Chargor hereby waives the right to claim exemptions therefrom and agrees that the Chargee shall not be limited in the amount for which it may distrain, provided that the Chargee may not distrain for an amount in excess of the aggregate of the amounts owing to the Chargee hereunder.

29.2 Subject to applicable law, the Chargor hereby attorns to the Chargee and becomes a tenant of the Charged Premises from the day of the execution hereof at a rental equivalent to, applicable in satisfaction of, and payable at the same times as the payments of Principal and interest hereinbefore provided to be paid, the legal relation of landlord and tenant being hereby constituted between the Chargee and the Chargor; but it is hereby agreed that neither the existence of this clause nor anything done by virtue hereof shall render the Chargee a mortgagee in possession, or accountable for any moneys except those actually received by it, and the Chargee may upon the happening of an Event of Default, and compliance with the notice provisions contained herein, enter on the Charged Premises and determine the tenancy hereby created without notice.

SECTION 30 - CONTINUING SECURITY

30.1 It is further understood and agreed that this Charge and the Security shall stand as a continuing security to the Chargee for the payment of the Loan and all advances hereunder and all interest, damages, costs, charges and expenses which may become due and payable to the Chargee upon or in respect of the Loan or any portion thereof notwithstanding any fluctuation or change in the amount, nature or form of the Loan or in the obligations now or hereafter representing the same or any portion thereof or in the names of the parties to the said obligations or any of them.

                                                                             57.

SECTION 31 - ASSIGNMENT, PLEDGE OR TRANSFER BY CHARGES

31.1 Chargee has the right, in its sole discretion, to transfer, pledge, sell or assign or otherwise dispose of its interest in the Loan, this Charge and the Security and/or servicing rights with respect thereto, to grant participations therein (the "Participations") or to issue mortgage pass-through certificates or other such securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). If Chargee determines at any time to sell, pledge, transfer or assign the Loan, this Charge and the Security, and any or all servicing rights with respect thereto, or to grant Participations or issue mortgage pass-through certificates or other securities constituting a Securitization, Chargee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Chargee now has or may hereafter acquire relating to the Loan and to Chargor or any Guarantor, and the Charged Premises (including, without limitation, all financial statements), which shall have been furnished by Chargor or any Guarantor, as Chargee determines necessary or desirable. Chargor and any Guarantor agree to cooperate with Chargee in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Chargee and, upon Chargee's reasonable request, meeting with any Rating Agency for due diligence purposes. Chargor shall also furnish and Chargor and any Guarantor consent to Chargee furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Charged Premises, the Leases, the financial condition of Chargor and any Guarantor as may be requested by Chargee, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation.

Chargee agrees to provide Chargor with a duly completed copy of IRS Form W8-BEN along with a certificate confirming it is not a bank. In addition, Chargee agrees that in the event of any assignment or transfer, it will deliver to Chargor prior to the date any payment is required to be made to it hereunder duly completed copies of IRS Form W-8BEN, W-9, or the applicable successor form, as the case may be, by each such assignee/transferee, so that Chargor will be entitled to make payments under the Loan without deductions or withholding of any United States federal income taxes. For greater certainty, in the event a transfer or assignment is in connection with a Securitization, Chargor agrees that it shall accept a duly completed and signed W8-IMY from the payment agent or custodian, provided it is a qualified intermediary that has assumed both primary withholding responsibility and liability for Form 1099 reporting and backup withholding.

U.S. withholding tax gross up shall apply to payments of the Loan if and only if Chargee (and its permitted successors and assigns) complies with the foregoing conditions and requirements of this Section 31.1, failing which the gross up provision shall have no effect.

Notwithstanding any of the foregoing, Chargee acknowledges and agrees that in the event it assigns the Loan to a non-resident lender, it acknowledges and agrees that if Chargor shall be required to withhold and remit to the Canada Revenue Agency a portion of its payment owing (subject to Canada Revenue Agency exemption certificate) such assignee (successor lender) shall not be entitled to any gross up of the amounts owing by Chargor hereunder as a result thereof.

                                                                             58.

SECTION 32 - NOTICE

32.1 In any action, suit or proceedings for enforcing this Charge or to recover payment of the monies hereby secured, or for the sale or foreclosure of the Charged Premises or any part thereof, service of any notice, writ or a summons, originating summons, statement of claim, order of court or a judge, or of any legal or other proceedings by the Chargee, or by or pursuant to any statute, ordinance, rule, order or practice required to be given or served, and every notice and/or demand or request permitted or required to be served hereunder, shall be deemed to be properly and effectively served if delivered by hand to one or more of the respective officers or directors of the Chargor or Chargee or deposited for overnight delivery, fee pre-paid, with any reputable overnight courier service, or mailed by depositing the same in any post office or letter box, in Canada enclosed in a postage pre-paid envelope, registered, addressed as set out below, or telecopied or sent by facsimile transmission, or other similar form of communication (collectively "Electronic Communication") to the intended recipient at:

If to the Chargor, to:

                  PG-NOM (ALBERTA), INC.
                  c/o W.P. Carey & Co. LLC
                  50 Rockefeller Plaza
                  New York, New York USA
                  10020

                  Attention: Director, Asset Management
                  Fax Number: (212) 492-8922

If to the Chargee, to:

                  GMAC Commercial Mortgage of Canada, Limited
                  70 York Street, Suite 710
                  Toronto, Ontario Canada
                  M5J 1S9

                  Attention: Servicing Vice-President
                  Fax Number: (416) 642-2782

32.2 The Chargor and the Chargee may change their respective addresses for service by giving the other party hereto written notice thereof as provided in
Section 32.1 hereof. Notice shall be deemed to have been received on the date of delivery, where applicable, or, one (1) Business Day after having been timely deposited for overnight delivery or, where mailed in Canada, five (5) Business Days after the date of registration of the postage prepaid envelope, containing a notice, demand, request or document except in the event of a mail strike or reasonably anticipated or actual disruption of postal service which would prevent or substantially delay receipt of anything mailed in the manner aforesaid, in which case notice, for the duration or such mail strike or reasonably anticipated or actual disruption of postal service, shall be effected by personal delivery, or, when sent by Electronic Communication, on the Business Day next following the day on which it was sent.

                                                                             59.

SECTION 33 - MISCELLANEOUS

33.1 If any provision of this Charge or the application thereof to any circumstances shall be held to be invalid or unenforceable, it shall be deemed severed herefrom and the remaining provisions of this Charge, or the application thereof to other circumstances, shall not be affected thereby and shall be held valid and enforceable to the full extent permitted by law. In particular, and without limiting the generality of the foregoing, to the extent any and all amounts due pursuant to Section 4 hereof may be deemed to be in excess of what is permissible by law, any such excess shall be deemed not to be due under this Charge.

33.2 There shall be no allowance or deduction for deemed re-investments with respect to any amounts paid to the Chargee on account of interest under the Loan.

33.3 Wherever used in this Charge, unless the context clearly indicates a contrary intent as unless or otherwise specifically provided herein, the word "Chargor" shall mean "Chargor and/or subsequent owner or owners of the Charged Premises", the word "Chargee" shall mean "Chargee or any subsequent holder or holders of this Charge", the word "person" shall mean "an individual, corporation, firm, bank, partnership or unincorporated association".

33.4 The descriptive headings of the several Sections of this Charge are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

33.5 Wherever the singular number or masculine gender is used in this Charge, the same shall be construed as including the plural and feminine or a body corporate, respectively, and vice versa, where the fact or context so requires; and the successors and assigns of any party executing this Charge are bound by the covenants, agreements, stipulations and provisos herein contained. The covenants, agreements, stipulations and provisos herein stated shall, except as otherwise limited hereby, be in addition to those granted or implied by statute.

33.6 This Charge shall be construed and enforceable under and in accordance with the laws of the Province of Alberta and the Chargor hereby irrevocably attorns to the jurisdiction of the Courts sitting at Calgary, Alberta.

33.7 The Chargor shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, assignments, security agreements and assurances as the Chargee may reasonably require in order to give effect to the provisions hereof and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the Charge and the priority accorded to them by law or under this Charge.

33.8 This Charge, and the Security provided to the Chargee by the Chargor in connection with the Loan, the Undertaking and any other undertakings provided by the Chargor to the Chargee, and the Commitment Letter represent the entire agreement between the Chargor and Chargee with respect to the subject matter hereof. When there is any conflict between the terms of the Commitment Letter and the terms of this Charge, the terms of this Charge shall prevail.

33.9 For better securing to the Chargee the repayment in the manner set out above of the Principal Sum and Interest (and other amounts hereby secured), the Chargor mortgages to the Chargee all its estate and interest in the Lands.

                                                                             60.

IN WITNESS WHEREOF the Chargor has caused this Charge to be duly executed as of this 24th day of November, 2004.

                                  PG-NOM (ALBERTA), INC.

                                  By:  /s/ Peter Kaplan
                                      -------------------------------------
                                       Name: Peter Kaplan
                                       Title: Vice President

                                  I have authority to bind the Corporation

                                  SCHEDULE "A"

                           Legal Description of Lands

Those parcels of land situate in the Province of Alberta described as follows:

FIRSTLY:        PLAN 316 GV
                BLOCK 1
                LOT 1
                EXCEPTING THE CORNER CUT ON PLAN 7710238
                EXCEPTING THEREOUT ALL MINES AND MINERALS

SECONDLY:       PARCEL 1

                PLAN 316GV
                BLOCK 6
                LOT 3
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 2

                PLAN 316GV
                BLOCK 6
                LOTS 4 AND 5
                EXCEPTING THEREOUT ALL MINES AND MINERALS

THIRDLY:        PLAN 316GV
                BLOCK 6
                LOT 1
                EXCEPTING THEREOUT ALL MINES AND MINERALS

FOURTHLY:       PARCEL 1

                PLAN 316GV
                BLOCK 6
                LOT 6
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 2

                PLAN 316GV
                BLOCK 6
                LOTS 7, 8, and 9
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                                                                             62.

                PARCEL 3

                PLAN 316GV
                BLOCK 6
                THE NORTH HALF OF LOT 10
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 4

                PLAN 316GV
                BLOCK 6
                THE SOUTH HALF OF LOT 10
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 5

                PLAN 316GV
                BLOCK 6
                LOT 11
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 6

                PLAN 316GV
                BLOCK 6
                LOT 12
                EXCEPTING THEREOUT THAT PORTION OF LOT 12 FOR CORNER CUT PLAN 7710195
                EXCEPTING THEREOUT ALL MINES AND MINERALS

FIFTHLY:        PARCEL 1

                PLAN 5998JK
                BLOCK 19
                LOT 15
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 2

                PLAN 5998JK
                BLOCK 19
                LOTS 16 AND 17
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                PARCEL 3

                PLAN 5882AB
                BLOCK 19

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                                                                             63.

                THE SOUTH HALF OF LOT C
                EXCEPTING THEREOUT ALL MINES AND MINERALS

                                  SCHEDULE "B"

                             Permitted Encumbrances

"Permitted Encumbrances" means any of the following:

1. liens for taxes, assessments, governmental charges or levies not at the time due or delinquent;

2. title defects or irregularities existing at the date of execution of this Charge which in the aggregate do not materially impair the ownership and operation of the Lands;

3. easements, rights of way or other similar rights in land existing at the date of execution of this Charge or created after the date of this Charge which in the aggregate do not materially impair the ownership and operation of the Lands;

4. any reservations, limitations, provisos and conditions expressed in any original grant from the Crown;

5. leases of the Lands, or portions thereof in favour of tenants, including the caveat in respect of the Ply Gem Lease registered against the Lands as 041-339-150, charges of interests of tenants limited only to the tenant's interest in the Lease and the tenant's personal property which are registered subsequent to this Charge and agreements with Permitted Leasehold Mortgagees confirming the provisions of Section 35 of the Lease and to the extent that a Permitted Leasehold Mortgagee requires a deviation from the provisions of Section 35 of the Lease which the Chargor is prepared to accept, the approval of the Chargee shall be required for such deviation but shall not be unreasonably withheld;

6. undetermined or inchoate liens and charges incidental to current operations which have not, at the date of execution of this Charge, been filed pursuant to law against the Chargor or delivered to the Chargor or which relate to obligations not due or delinquent;

7. any rights of expropriation, access or any other similar right conferred or reserved by or in any statute of Canada or Alberta;

8. municipal by-laws and regulations affecting the use and occupancy of the Lands; and

9. the encroachments into adjoining public roads and lanes as revealed by the survey of the Lands, and the following encroachments which are not revealed by the survey:

      (a) encroachments of two bollards, by .21 metres and .15 metres respectively, unto 20th Ave SE from Lot 5;

      (b) encroachment of fence and asphalt by .14 metres unto 20th Ave SE from Lot 6;

                                                                             65.

      (c)   encroachment of planter by 2.04 metres unto 50th St SE from Lots
            7/8;

      (d) encroachment of concrete retaining wall by .13 metres unto 50th St SE from Lots 9 and N/12 of Lot 10; and

      (e) encroachment of concrete retaining wall by .12 metres unto 50th St SE from S 1/2 of Lot 10/Lot 11,

      and agreements with the municipality with respect to such encroachments, substantially in the form of the draft agreements provided to the Chargee prior to the date hereof.